Exhibit 4.2

EXECUTION COPY

AMENDED AND RESTATED DECLARATION

OF TRUST

AMG CAPITAL TRUST I

DATED AS OF APRIL 3, 2006

i

SECTION 9.5	Notices to Clearing Agency	53
SECTION 9.6	Appointment of Successor Clearing Agency	53

ARTICLE X
LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1	Liability	53
SECTION 10.2	Exculpation	53
SECTION 10.3	Fiduciary Duty	54
SECTION 10.4	Indemnification	55
SECTION 10.5	Outside Businesses	57
SECTION 10.6	Compensation; Fees	58

ARTICLE XI
ACCOUNTING

SECTION 11.1	Fiscal Year	58
SECTION 11.2	Certain Accounting Matters	59
SECTION 11.3	Banking	59
SECTION 11.4	Withholding	59

ARTICLE XII
AMENDMENTS AND MEETINGS

SECTION 12.1	Amendments	60
SECTION 12.2	Meetings of the Holders; Action by Written Consent	61

ARTICLE XIII
REPRESENTATIONS OF PROPERTY TRUSTEE, DELAWARE TRUSTEE AND INSTITUTIONAL ADMINISTRATIVE TRUSTEE

SECTION 13.1	Representations and Warranties of Property Trustee	62
SECTION 13.2	Representations and Warranties of Delaware Trustee	63
SECTION 13.3	Representations and Warranties of Institutional Administrative Trustee	64

ARTICLE XIV
REGISTRATION RIGHTS

SECTION 14.1	Registration Rights	64

ARTICLE XV
MISCELLANEOUS

SECTION 15.1	Notices	65
SECTION 15.2	Governing Law	66
SECTION 15.3	Intention of the Parties	66
SECTION 15.4	Headings	66
SECTION 15.5	Successors and Assigns	66

SECTION 15.6	Partial Enforceability	67
SECTION 15.7	Counterparts	67

ANNEX I	TERMS OF SECURITIES	A-I-1
EXHIBIT A-1	FORM OF PREFERRED SECURITY CERTIFICATE	A-1-1
EXHIBIT A-2	FORM OF COMMON SECURITY CERTIFICATE	A-2-1
EXHIBIT A-3	PROJECTED PAYMENT SCHEDULE	A-3-1

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

AMG CAPITAL TRUST I

April 3, 2006

AMENDED AND RESTATED DECLARATION OF TRUST (“Declaration”) dated and effective as of April 3, 2006, by the Trustees (as defined herein), the Initial Purchaser of Common Securities (as defined herein), the Debenture Issuer (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

WHEREAS, the Initial Purchaser of Common Securities and the Delaware Trustee established AMG Capital Trust I (the “Trust”), a statutory trust formed under the Delaware Statutory Trust Act pursuant to a Declaration of Trust dated as of March 28, 2006 (the “Original Declaration”), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on March 28, 2006 (the “Certificate of Trust”), for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer (each as hereinafter defined), and engaging in only those other activities necessary, advisable or incidental thereto;

WHEREAS, as of the date hereof, no interests in the Trust have been issued;

WHEREAS, all of the Trustees and the Initial Purchaser of Common Securities, by this Declaration, amend and restate each and every term and provision of the Original Declaration in its entirety; and

WHEREAS, the Initial Purchaser of Common Securities and the Debenture Issuer shall have rights and obligations under this Declaration as set forth herein.

NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Delaware Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration, and the parties hereto hereby amend and restate in its entirety the Original Declaration as follows:

ARTICLE I
INTERPRETATION AND DEFINITIONS

SECTION 1.1  Definitions.

Unless the context otherwise requires:

(a)                                  Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)                                 a term defined anywhere in this Declaration has the same meaning throughout;

(c)                                  all references to “the Declaration” or “this Declaration” are to this Declaration as modified, supplemented or amended from time to time;

(d)                                 all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

(e)                                  a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

(f)                                    a reference to the singular includes the plural and vice versa.

“Additional Sums” has the meaning set forth in the Indenture.

“Administrative Trustee” has the meaning set forth in Section 5.1.

“Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

“Agent” means any Paying Agent or Registrar.

“Associate” has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

“Authorized Officer” of a Person means any other Person that is authorized to legally bind such former Person.

“Book-Entry Interest” means a beneficial interest in a global certificate registered in the name of a Clearing Agency or its nominee, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed.

“Certificated Preferred Securities” shall have the meaning set forth in Section 7.3(c).

“Change in Control” has the meaning set forth in the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Preferred Securities.

“Clearing Agency Participant” or “Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Price” has the meaning set forth in the Indenture.

“Closing Time” means the “Closing Time” under the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

“Commission” means the United States Securities and Exchange Commission as from time to time constituted, or if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

“Common Securities” has the meaning specified in Section 7.1(a).

“Common Securities Certificate” means the certificate evidencing the Common Securities, in the form of Exhibit A-2 hereof.

“Common Stock” has the meaning set forth in Annex I.

“Company Indemnified Person” means (a) any Administrative Trustee (to the extent the Administrative Trustee is an Affiliate or an Associate of the Initial Purchaser of Common Securities); (b) any Affiliate of any Administrative Trustee (to the extent the Administrative Trustee is an Affiliate or an Associate of the Initial Purchaser of Common Securities); (c) any officers, directors, stockholders, members, partners, employees, representatives or agents of any Administrative Trustee (to the extent the Administrative Trustee is an Affiliate or an Associate of the Initial Purchaser of Common Securities); or (d) any officer, employee or agent of the Trust or its Affiliates.

“Compounded Interest” has the meaning set forth in the Indenture.

“Contingent Distribution” means a distribution payable in accordance with the provisions of Section 2(d) of Annex I.

“Contingent Distribution Payment Date” shall have the meaning set forth in paragraph 2(d) of Annex I.

“Contingent Interest” has the meaning set forth in the Indenture.

“Conversion Agent” has the meaning set forth in Section 7.4.

“Conversion Date” has the meaning set forth in Annex I.

“Conversion Price” has the meaning set forth in the Indenture.

“Conversion Rate” has the meaning set forth in the Indenture.

“Conversion Preference Period” has the meaning set forth in the Indenture.

“Conversion Request” has the meaning set forth in Annex I.

“Conversion Value” has the meaning set forth in the Indenture.

“Corporate Trust Office” means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 135 South LaSalle Street, Suite 1151, Chicago, Illinois 60603, Attn: CDO Trust Services Group - AMG Capital Trust I.

“Coupon Rate” has the meaning set forth in Annex I.

“Covered Person” means: (a) any officer, director, stockholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of Securities.

“CPDI Regulations” has the meaning set forth in Section 4.5.

“Debenture Issuer” means Affiliated Managers Group, Inc., a Delaware corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

“Debenture Trustee” means LaSalle Bank National Association, a national banking association, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

“Debentures” means, the 5.10% Junior Subordinated Convertible Debentures due April 15, 2036 of the Debenture Issuer issued pursuant to the Indenture.

“Default” means an event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Delaware Trustee” has the meaning set forth in Section 5.1.

“Direct Action” has the meaning set forth in Annex I.

“Disclosure Package” has the meaning set forth in the Purchase Agreement.

“Distribution” means a distribution payable to Holders in accordance with Article VI.

“Distribution Date” has the meaning set forth in Annex I.

“DTC” means The Depository Trust Company, the initial Clearing Agency.

“ERISA” has the meaning set forth in Section 7.1(e).

“Event of Default” in respect of the Securities has the meaning set forth in Section 2.6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

“Exchange Agent” has the meaning set forth in Section 7.4.

“Extension Period” has the meaning set forth in Annex I.

 “Fiduciary Indemnified Person” has the meaning set forth in Section 10.4(b).

“Fiscal Year” has the meaning set forth in Section 11.1.

“Global Preferred Security” has the meaning set forth in Section 7.3(a).

“Holder” means a Person in whose name a Security or Successor Security is registered on the register maintained by or on behalf of the Registrar, such Person being a beneficial owner of the Trust within the meaning of the Statutory Trust Act.

“Indemnified Person” means a Company Indemnified Person or a Fiduciary Indemnified Person.

“Indenture” means the Indenture dated as of April 3, 2006, between the Debenture Issuer and the Debenture Trustee, as amended from time to time.

“Initial Purchasers” has the meaning set forth in the Purchase Agreement.

“Initial Purchaser of Common Securities” means Affiliated Managers Group, Inc., a Delaware corporation, or any successor entity resulting from any merger, consolidation, amalgamation or other business combination.

“Institutional Administrative Trustee” means LaSalle Bank National Association, not in its individual capacity but solely in its capacity as an Administrative Trustee under this Declaration, and any Successor Administrative Trustee thereto that is not a natural person.

“Interest” has the meaning set forth in the Indenture.

“Investment Company” means an investment company as defined in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“Investment Company Event” has the meaning set forth in Annex I.

“IRS” means the United States Internal Revenue Service.

“Legal Action” has the meaning set forth in Section 3.6(g).

“Like Amount” has the meaning set forth in Annex I.

“Liquidated Damages” has the meaning set forth in the Indenture.

“Liquidation Amount” has the meaning set forth in Annex I.

“Liquidation Distribution” has the meaning set forth in Annex I.

“List of Holders” has the meaning set forth in Section 2.2(a).

“Majority in liquidation amount” means, with respect to the Trust Securities, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding Trust Securities of the relevant class.

“Offering Memorandum” means, the offering memorandum, dated March 28, 2006, relating to the offering and sale by the Trust of the Preferred Securities.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by any two of the following: the chairman, a vice chairman, the chief executive officer, the president, an executive vice president, a senior vice president, a vice president, the chief financial officer, the secretary or an assistant secretary, the treasurer or an assistant treasurer of the Guarantor. Any Officers’ Certificate delivered by the Trust shall be signed by the Initial Purchaser of Common Securities or by an Administrative Trustee on behalf of the Trust. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

(a)                                  a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

(b)                                 a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

(c)                                  a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of the Initial Purchaser of Common Securities, and who shall be reasonably acceptable to the Property Trustee. Any Opinion of Counsel pertaining to federal income tax matters may rely on published rulings of the Internal Revenue Service.

“Paying Agent” has the meaning specified in Section 7.4.

“Payment Amount” has the meaning specified in Section 6.1.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Plan” has the meaning set forth in Section 7.1(e).

“PORTAL” has the meaning set forth in Section 3.6(b)(iii).

“Preferred Securities” has the meaning specified in Section 7.1(a).

“Preferred Securities Certificate” means a certificate evidencing the Preferred Securities, in the form attached as Exhibit A-1 hereto.

“Property Trustee” has the meaning set forth in Section 5.3(a).

“Property Trustee Account” has the meaning set forth in Section 3.8(c)(i).

“Pro Rata” has the meaning set forth in Annex I.

“Purchase Agreement” has the meaning set forth in Section 7.3.

“QIBs” has the meaning set forth in Section 3.6(b)(i).

“Quarterly Period” shall have the meaning set forth in Section 15.1 hereof.

“Quorum” means, at any time that there are more than two Administrative Trustees, a majority of the Administrative Trustees and, in all other cases, all of the Administrative Trustees.

“Redemption/Distribution Notice” has the meaning set forth in Annex I.

“Redemption Price” has the meaning set forth in Annex I.

“Registrar” has the meaning set forth in Section 7.4.

“Registration Rights Agreement” has the meaning set forth in the Purchase Agreement.

“Registration Statement” has the meaning set forth in Section 3.6(b)(i).

“Related Party” means, with respect to the Initial Purchaser of Common Securities, any direct or indirect wholly owned subsidiary of the Initial Purchaser of Common Securities or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Initial Purchaser of Common Securities.

“Repurchase Date” has the meaning set forth in the Indenture.

“Responsible Officer” means any officer within the Corporate Trust Office of the Property Trustee with direct responsibility for the administration of this Declaration and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Restricted Preferred Security” has the meaning specified in Section 9.2(a).

“Restricted Securities Legend” means the legend specified in Section 9.2(c)(i).

“Rule 3a-5” means Rule 3a-5 under the Investment Company Act, or any successor rule or regulation.

“Securities” or “Trust Securities” means the Common Securities and the Preferred Securities.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation.

“Securities Guarantee” means the Guarantee Agreement dated as of April 3, 2006 of the Initial Purchaser of Common Securities in respect of the Trust Securities.

“Special Event” has the meaning set forth in Section 4(d) of Annex I.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801 et seq., as it may be amended from time to time, or any successor legislation.

“Successor Administrative Trustee” has the meaning set forth in Section 5.7(b)(iii).

“Successor Delaware Trustee” has the meaning set forth in Section 5.7(b)(ii).

“Successor Entity” has the meaning set forth in Section 3.15(b)(i).

“Successor Property Trustee” has the meaning set forth in Section 3.8(f)(ii).

“Successor Securities” has the meaning set forth in Section 3.15(b)(i)(B).

“Super Majority” has the meaning set forth in Section 2.6(b)(ii).

“25% in liquidation amount” means, with respect to the Trust Securities, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of

outstanding Trust Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 25% or more of the aggregate liquidation amount of all outstanding Securities of the relevant class.

“Tax Event” has the meaning set forth in Annex I.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treasury Regulation section 1.1275-4.

“Trading Day” has the meaning set forth in the Indenture.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Trust Securities” or “Securities” means the Common Securities together with the Preferred Securities.

“Trustee” or “Trustees” means each Person who has signed this Declaration as a trustee, so long as such Person shall continue as a trustee in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

“Unrestricted Global Preferred Security” has the meaning set forth in Section 9.2(b).

ARTICLE II
TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application.

This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration in order for this Declaration to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

(a)                                  The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(b)                                 If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

(c)                                  The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2  Lists of Holders of Securities.

(a)                                  The Registrar on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is Registrar for the Securities, (i) within 14 days after each record date for payment of Distributions a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders (“List of Holders”) as of such record date, provided that the Registrar on behalf of the Trust shall not be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Registrar on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the List of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)                                 The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Property Trustee.

Within 60 days after January 1 of each year, commencing January 1, 2007 the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Property Trustee.

The Initial Purchaser of Common Securities, and either the Initial Purchaser of Common Securities or the Administrative Trustees on behalf of the Trust, shall provide to the Property Trustee such documents, reports and information as are required by Section 314 of the Trust Indenture Act (if any) and shall provide to the Property Trustee the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before 120 days after the end of each fiscal year of the Initial Purchaser of Common Securities. Delivery of such documents, reports and information to the Property Trustee is for informational purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Initial Purchaser of Common Securities with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 2.5  Evidence of Compliance with Conditions Precedent.

The Initial Purchaser of Common Securities, and either the Initial Purchaser of Common Securities or the Administrative Trustees on behalf of the Trust, shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers’ Certificate.

SECTION 2.6  Events of Default, Waiver.

(a)                                  An Event of Default in respect of the Trust Securities means an Event of Default (as defined in the Indenture) that has occurred and is continuing in respect of the Debentures.

(b)                                 The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences, provided that, if the underlying event of default under the Indenture:

(i)  is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

(ii)  requires the consent or vote of greater than a majority in aggregate principal amount of the holders of the Debentures (a “Super Majority”) to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(b) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

(c)                                  The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

(i)  is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(c), the Event of Default under the Declaration shall also not be waivable; or

(ii)  requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(c), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, the Holders of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and their consequences if all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(c) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(c), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

(d)                                 A waiver of an Event of Default under the Indenture by the Property Trustee, at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(d) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7  Event of Default, Notice.

(a)                                  The Property Trustee shall, within ten Business Days after the Property Trustee has actual knowledge that an Event of Default has occurred, (i) transmit by mail, first-class postage prepaid, to the Holders of the Securities and (ii) transmit by any means provided in this Declaration to the Administrative Trustees and the Initial Purchaser of Common Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured or waived before the giving of such notice (the term “defaults” for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of or Interest (as defined in the Indenture), the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

(b)                                 The Property Trustee shall not be deemed to have knowledge of any default except:

(i)  a default under Sections 5.01(a) (other than the payment or non-payment of Compounded Interest, Liquidated Damages, Additional Sums and Contingent Interest) and 5.01(b) of the Indenture; or

(ii)  any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer charged with the administration of the Declaration shall have actual knowledge.

(c)                                  The Debenture Issuer, and either the Debenture Issuer or the Administrative Trustees on behalf of the Trust, shall file annually with the Property Trustee a certification as to whether or not they are in compliance with all the conditions and covenants applicable to them under this Declaration.

ARTICLE III
ORGANIZATION

SECTION 3.1  Name.

The Trust is named “AMG Capital Trust I” as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee, the Property Trustee and the Holders. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2  Office.

The address of the principal office of the Trust is c/o LaSalle Bank National Association, 135 South LaSalle Street, Suite 1151, Chicago, Illinois 60603, Attn: CDO Trust Services Group – AMG Capital Trust I. On ten Business Days’ written notice to the Delaware Trustee, the Property Trustee and the Holders of Securities, the Administrative Trustees may designate another principal office.

SECTION 3.3  Purpose.

The exclusive purposes and functions of the Trust are (a) to issue and sell the Preferred Securities; (b) to issue and sell the Common Securities to the Initial Purchaser of Common Securities in a total liquidation amount equal to at least 3 percent of the Trust’s total capital; (c) to use the proceeds from the sale of the Securities to acquire the Debentures, and (d) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto, including, without limitation, those activities specified in Sections 3.6, 3.8,

3.9, 3.10, 3.11 and/or 3.12. The Trust shall not acquire any investments, sell or assign Trust property, borrow money, issue debt or reinvest proceeds derived from investments, mortgage or pledge any of its assets, take or consent to any action that would result in the placement of a lien on any of the Trust property, issue any securities other than the Preferred Securities or Common Securities or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4  Authority.

The Trust shall have the power and authority and is hereby authorized to undertake the actions set forth above and to own property and conduct its business as described in the Offering Memorandum. Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5  Title to Property of the Trust.

Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6  Powers and Duties of the Administrative Trustees.

The Administrative Trustees, acting individually or together, shall have the exclusive power, duty and authority, and are hereby authorized and directed, to cause the Trust to engage in the following activities:

(a)                                  to issue and sell the Securities in accordance with this Declaration; provided, however, (i) the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, (ii) there shall be no interests in the Trust other than the Securities, and (iii) the issuance of Securities shall be limited to a simultaneous issuance of both Preferred Securities and Common Securities at the Closing Time;

(b)                                 in connection with the issue and sale of the Preferred Securities at the direction of the Initial Purchaser of Common Securities, to:

(i)  assist in the preparation of the Offering Memorandum and the Disclosure Package, in each case prepared by the Initial Purchaser of Common Securities, in relation to the offering and sale of the Preferred Securities to “qualified institutional buyers” (as defined in Section 144A of the Securities Act)

(“QIBs”) in reliance on Rule 144A under the Securities Act and to execute and file with the Commission, at such time as determined by the Initial Purchaser of Common Securities, a registration statement (the “Registration Statement”) prepared by the Initial Purchaser of Common Securities, including any amendments thereto, covering (a) resales by the holders of all Preferred Securities (including the Guarantee Agreement), (b) resales by the holders of all Debentures, and (c) resales by holders of the Common Stock issuable upon conversion of Preferred Securities by the holder thereof, and take all other actions as directed by the Initial Purchaser of Common Securities in connection with the Registration Rights Agreement;

(ii)  execute and file any documents prepared by the Initial Purchaser of Common Securities, or take any acts as determined by the Initial Purchaser of Common Securities to be necessary in order to qualify or register all or part of the Preferred Securities in any state or foreign jurisdiction in which the Initial Purchaser of Common Securities has determined to qualify or register such Preferred Securities for sale;

(iii)  execute and file an application, prepared by the Initial Purchaser of Common Securities, to the Private Offerings, Resale and Trading through Automated Linkages (“PORTAL”) Market and, at such time, if any, as determined by the Initial Purchaser of Common Securities to the New York Stock Exchange, Inc. or any other national stock exchange or the NASDAQ National Market for listing or quotation upon notice of issuance of any Preferred Securities, but if and only if the Initial Purchaser of Common Securities has authorized the Administrative Trustees to make such filing;

(iv)  execute and deliver letters, documents, or instruments with DTC and other Clearing Agencies relating to the Preferred Securities;

(v)  execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Initial Purchaser of Common Securities relating to the registration of the Preferred Securities under Section 12 of the Exchange Act, but if and only if the Initial Purchaser of Common Securities has authorized the Administrative Trustees to make such filing;

(vi)  execute and enter into the Purchase Agreement providing for the sale of the Preferred Securities;

(vii)  execute and enter into the Registration Rights Agreement and pursuant thereto execute and file with the Commission a registration statement on Form S-1 or Form S-3, including any amendments thereto, prepared by the Initial Purchaser of Common Securities relating to the registration of the Preferred Securities under the Securities Act; and

(viii)  execute and file any agreement, certificate or other document which such Administrative Trustee deems necessary or appropriate in connection with the issuance and sale of the Preferred Securities;

(c)                                  to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of Preferred Securities and Holders of Common Securities;

(d)                                 to give the Initial Purchaser of Common Securities and the Property Trustee prompt written notice of the occurrence of a Special Event;

(e)                                  to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions (subject to Section 2(d) of Annex I and Section 15.2 hereof), voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates, except as such duty has expressly been accorded to the Property Trustee under the terms hereof (including Annex I);

(f)                                    to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

(g)                                 to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

(h)                                 to defend all claims and demands of all Persons at any time claiming any liens on any of the Trust property adverse to the interest of the Trust or the Holders in their capacity as Holders;

(i)                                     to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

(j)                                     to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

(k)                                  to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

(l)                                     to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(m)                               to act as, or appoint another Person to act as, Registrar, Conversion Agent or Exchange Agent for the Securities or to appoint a Paying Agent for the Securities as provided in Section 7.4, except for such time as such power to appoint a Paying Agent is vested in the Property Trustee;

(n)                                 to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the purposes for which the Trust was created;

(o)                                 to take any action, not inconsistent with this Declaration, the Certificate of Trust or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

(i)  causing the Trust not to be deemed to be an Investment Company under the Investment Company Act;

(ii)  causing the Trust to be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation or partnership; and

(iii)  cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

provided that any such action does not materially adversely affect the interests of the Holders of the Preferred Securities or cause the trust to be treated as other than a grantor trust for United States federal income tax purposes;

(p)                                 to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

(q)                                 to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

The Administrative Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

Any expenses incurred by the Administrative Trustees pursuant to this Section 3.6 shall be reimbursed by the Debenture Issuer.

Notwithstanding any provision to the contrary in this Declaration, Annex I, any Exhibit hereto, any Securities, the Indenture, the Securities Guarantee, or any other agreement or document contemplated by any of the foregoing, and to the fullest extent permitted by law, the Institutional Administrative Trustee (i) shall have no duty (including, without limitation, fiduciary duty) whatsoever to act hereunder, whether separately as Administrative Trustee or on behalf of the Trust, until it receives written direction reasonably satisfactory to it from the Initial Purchaser of Common Securities, and until it receives payment or assurances of payment reasonably satisfactory to it of expenses from the Debenture Issuer; (ii) shall have no liability to any Person (including, without limitation, to the Trust, any Holder or any other Trustee) for any acts or omissions taken or omitted to be taken by it pursuant to and in accordance with such written direction from the Initial Purchaser of Common Securities, and such acts and omissions by the Institutional Administrative Trustee shall be deemed not to constitute negligence, gross negligence, bad faith or willful misconduct (it being understood that any such liability shall be that of the Debenture Issuer insofar as having directed such action); (iii) shall be entitled, in addition to the protections, benefits, indemnities and immunities granted to it hereunder, to all of the protections, benefits, indemnities and immunities granted to the Property Trustee hereunder; and (iv) shall have the right to resign as Administrative Trustee by delivery to the Initial Purchaser of the Common Securities of a written notice of resignation not less than 20 Business Days prior to the time the resignation is to take effect, and such resignation shall be effective as provided in the notice of resignation whether or not a Successor Administrative Trustee shall have been appointed.

SECTION 3.7  Prohibition of Actions by the Trust and the Trustees.

(a)                                  The Trust shall not, and the Trustees (including the Property Trustee and the Delaware Trustee) shall not, engage in any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Trust shall not and the Administrative Trustees shall cause the Trust not to:

(i)  invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders pursuant to the terms of this Declaration and of the Securities;

(ii)  acquire any investments or assets other than as expressly provided herein, or engage in any activities not authorized by this Declaration;

(iii)  sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust property or interests therein, including to the Holders, except as expressly provided herein;

(iv)  take any action or fail to take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes;

(v)  possess Trust property for other than a Trust purpose;

(vi)  make any loans or incur any indebtedness;

(vii)  have any power to, or consent to any action that would vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Holders;

(viii)  issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

(ix)  execute mortgages, pledge, otherwise encumber any of the Trust’s assets or take or consent to any action that would result in the placement of a lien on any of the Trust property; or

(x)  revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by subsequent vote of such Holders.

(b)                                 So long as the Property Trustee holds any Debentures, the Trustees may not, without obtaining the prior consent of the Holders of a Majority in liquidation amount of all outstanding Preferred Securities: (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Debentures; (ii) revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities except by subsequent vote of such Holders; (iii) waive any past default that is waivable under Section 5.07 of the Indenture; (iv) exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the Debentures; or (v) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required; provided further, where a consent under the Indenture would require the consent of Holders of a Super Majority of the aggregate principal amount of Debentures affected thereby, only the Holders of the percentage of that aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent. In addition to obtaining the approval of the Holders of the Preferred Securities, the Property Trustee shall be under no obligation to take any of the actions described in clause (iii), (iv) or (v) unless the Property Trustee has obtained an Opinion of Counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for federal income tax purposes after taking the action into account and each Holder will be treated as owning an undivided beneficial interest in the Debentures. The foregoing provisions of this Section 3.7(b) are subject to Section 7.8 hereof.

SECTION 3.8  Powers and Duties of the Property Trustee.

(a)                                  The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section

5.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

(b)                                 The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees (in its capacity as such to the extent that the Person serving as Property Trustee is also an Administrative Trustee) or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

(c)                                  The Property Trustee shall:

(i)  establish and maintain a segregated non-interest bearing trust account (the “Property Trustee Account”) in the name of and under the exclusive control of the Property Trustee on behalf of the Holders and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments or cause the Paying Agent to make payments to the Holders from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness by a “nationally recognized statistical rating organization,” as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, is at least investment grade;

(ii)  engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Securities to the extent the Debentures are redeemed or mature; and

(iii)  upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders upon the occurrence of certain events.

(d)                                 The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

(e)                                  Subject to Section 3.9(a), the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default (of which a Responsible Officer has actual knowledge), including in respect of enforcing rights under the Indenture and the Debentures in respect of an event of default thereunder, or the Property Trustee’s duties and obligations under this Declaration or the Trust Indenture Act.

(f)                                    The Property Trustee shall not resign as a Trustee unless either:

(i)  the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the Securities; or

(ii)  a successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.7 (a “Successor Property Trustee”).

(g)                                 The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer occurs and is continuing, the Property Trustee shall, for the benefit of Holders, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Declaration and the Securities.

(h)                                 The Property Trustee shall be authorized to undertake any actions set forth in Section 317(a) of the Trust Indenture Act.

(i)                                     For such time as the Property Trustee is the Paying Agent, the Property Trustee may authorize one or more Persons, acceptable to the Administrative Trustees and the Holder of Common Securities, to act as additional Paying Agents and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any such additional Paying Agent may be removed by the Property Trustee at any time the Property Trustee remains as Paying Agent and a successor Paying Agent or additional Paying Agents may be (but are not required to be) appointed at any time by the Property Trustee while the Property Trustee is so acting as Paying Agent.

(j)                                     The Property Trustee shall give prompt written notice to Holders of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture.

(k)                                  Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

Notwithstanding anything expressed or implied to the contrary in this Declaration or any Annex or Exhibit hereto, (i) the Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and (ii) the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9  Certain Duties and Responsibilities of the Property Trustee.

(a)                                  The Property Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and in the Securities and no implied covenants or obligations shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. If no such Event of Default exists and the Property Trustee is required to decide between alternative courses of action or to construe ambiguous provisions in this Declaration or is unsure of the application of any provision of this Declaration, and the matter is not one on which Holders of the Preferred Securities or the Common Securities are entitled under this Declaration to vote, then the Property Trustee shall take such action as directed by the Holder of Common Securities and, if not directed, shall take such action as it deems advisable and in the best interests of the Holders of Preferred Securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

(b)                                 No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)  prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)  the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration and in the Securities, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

(B)  in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Declaration (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(ii)  the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

(iv)  no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

(v)  the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

(vi)  the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii)  the Property Trustee shall not be liable for any interest on any money received by it. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law;

(viii)  the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Initial Purchaser of Common Securities with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees (other than to the extent that the Property Trustee also serves as an Administrative Trustee) or the Initial Purchaser of Common Securities; and

(ix)  the Property Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Property Trustee at the Corporate Trust Office of the Property Trustee, and such notice references the Securities and this Indenture, except as set forth in Section 2.7(b).

SECTION 3.10  Certain Rights of Property Trustee.

(a)                                  Subject to the provisions of Section 3.9:

(i)  the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement,

instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)  any direction or act of the Initial Purchaser of Common Securities or the Administrative Trustees contemplated by this Declaration may be sufficiently evidenced by an Officers’ Certificate;

(iii)  whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Initial Purchaser of Common Securities or the Administrative Trustees;

(iv)  the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

(v)  the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Initial Purchaser of Common Securities or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

(vi)  the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including reasonable attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

(vii)  the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument,

opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(viii)  the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, custodian, nominee or attorney appointed with due care by it hereunder;

(ix)  any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;

(x)  whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

(xi)  except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

(xii)  the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration;

(xiii)  the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(xiv)  the Property Trustee may request that the Initial Purchaser of Common Securities deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Declaration, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(xv)  The permissive rights of the Property Trustee to do things enumerated in this Declaration shall not be construed as duties.

(b)                                 No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty. In the exercise of its discretion, the Property Trustee shall take no action or fail to take any action that, to the actual knowledge of a Responsible Officer of the Property Trustee, would cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, provided, however, that the Property Trustee, at the expense of the Initial Purchaser of Common Securities, shall consult with legal tax counsel experienced in such matters in the event of an Event of Default.

SECTION 3.11  Delaware Trustee.

Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder, the Delaware Trustee shall be entitled to the benefits of Section 3.9(b)(ii) to (viii), inclusive, and Section 3.10. No implied covenants or obligations shall be read into this Declaration against the Delaware Trustee.

SECTION 3.12  Execution of Documents.

Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Statutory Trust Act, a majority of the Administrative Trustees or, if there are only two, any Administrative Trustee or, if there is only one, such Administrative Trustee is authorized to execute and deliver on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to Section 3.6; provided that the Registration Statement referred to in Section 3.6(b)(i), including any amendments thereto, shall, to the extent required by applicable law,  be signed by (or on behalf of) all of the Administrative Trustees.

SECTION 3.13  Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Declaration and the Securities shall be taken as the statements of the Initial Purchaser of Common Securities, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14  Duration of Trust.

The Trust, unless terminated pursuant to the provisions of Article VIII hereof, shall have existence up to April 3, 2041.

SECTION 3.15  Mergers.

(a)                                  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any Person, except as described in Section 3.15(b) and (c) and except with respect to the distribution of Debentures to Holders pursuant to Section 8.1(a)(iii) of this Declaration or Section 3 of Annex I.

(b)                                 The Trust may, at the request of the Holder of Common Securities, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to, a trust organized as such under the laws of any State; provided that:

(i)  such successor entity (if not the original Trust) (the “Successor Entity”) either:

(A)  expressly assumes all of the obligations of the Trust under the Securities; or

(B)  substitutes for the Securities other securities having substantially the same terms as the Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise, provided, however that the Administrative Trustee first obtains the opinion of counsel of the Trust experienced in such matters, to the effect that such substitution would not vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Holders;

(ii)  the Holder of Common Securities expressly appoints a trustee of any Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Debentures;

(iii)  any such preferred Successor Securities are listed, or any such preferred Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, if any;

(iv)  if the Preferred Securities (including any Successor Securities) or the Debentures are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause either the Preferred Securities (including any Successor Securities), or the Debentures to have a lower rating by any nationally recognized statistical rating organization;

(v)  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect or cause the Trust or the successor entity to be treated as other than a grantor trust for United States federal income tax purposes;

(vi)  any Successor Entity has a purpose substantially identical to that of the Trust;

(vii)  prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, each of the Holder of Common Securities and the Property Trustee has received an opinion of counsel to the Trust experienced in such matters to the effect that:

(A)  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect;

(B)  following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be an Investment Company; and

(C)  following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust continues to be, and the Successor Entity will be, classified as a grantor trust for United States federal income tax purposes;

(viii)  the Holder of Common Securities or any permitted successor or assignee owns all of the common securities of any Successor Entity and guarantees the obligations of such Successor Entity under any Successor Securities at least to the extent provided by the Guarantee Agreement; and

(ix)  there shall have been furnished to the Property Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent in this Declaration to such transaction have been satisfied.

(c)                                  Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity not to be classified as a grantor trust for United States federal income tax purposes or would cause any holder of the Preferred Securities or the Successor Securities not to be treated as owning an undivided beneficial interest in the Debentures.

ARTICLE IV
INITIAL PURCHASER OF COMMON SECURITIES

SECTION 4.1  Purchase of Common Securities by Initial Purchaser.

At the Closing Time, the Initial Purchaser of Common Securities will purchase all of the Common Securities then issued by the Trust, the aggregate liquidation amount of which shall at such date equal at least 3% of the total capital of the Trust.

SECTION 4.2  Responsibilities of the Initial Purchaser of Common Securities.

In connection with the issue and sale of the Preferred Securities, the Initial Purchaser of Common Securities shall have the exclusive right and responsibility to engage in the following activities:

(a)                                  to prepare the Disclosure Package and the Offering Memorandum and to prepare for filing by the Trust with the Commission the Registration Statement, including any amendments thereto;

(b)                                 to determine the states and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Initial Purchaser of Common Securities deems necessary or advisable in order to comply with the applicable laws of any such states and foreign jurisdictions;

(c)                                  if so determined by the Initial Purchaser of Common Securities, to prepare for filing by the Trust an application to PORTAL;

(d)                                 to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12 of the Exchange Act, including any amendments thereto, if the Initial Purchaser of Common Securities in its sole discretion determines such a filing is necessary or appropriate;

(e)                                  to negotiate the terms of the Purchase Agreement, the Registration Rights Agreement and other related agreements providing for the sale of the Preferred Securities; and

(f)                                    to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

SECTION 4.3  Right to Proceed.

The Initial Purchaser of Common Securities acknowledges the rights of the Holders of Preferred Securities, in the event that a failure of the Trust to pay Distributions on the Preferred Securities is attributable to the failure of the Debenture Issuer to pay Interest or principal on the Debentures and the rights of the Holders to institute a proceeding directly against the Debenture Issuer for enforcement of its payment obligations on the Debentures.

SECTION 4.4  Right to Terminate Trust.

The Holder of Common Securities will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Debentures to be distributed to the Holders of the Trust Securities in liquidation of the Trust.

SECTION 4.5  Obligations of the Initial Purchaser.

The Initial Purchaser of Common Securities agrees to take the position, for United States federal and state income tax purposes, that (i) the Trust is a grantor trust and not a partnership or any association taxable as a corporation, and (ii) the Debentures constitute indebtedness of the Company that is subject to the Treasury Regulations governing contingent payment debt instruments (“CPDI Regulations”).

ARTICLE V
TRUSTEES

SECTION 5.1  Number of Trustees: Appointment of Co-Trustee.

The number of Trustees initially shall be three, consisting of one Administrative Trustee, the Delaware Trustee and the Property Trustee, and:

(a)                                  at any time before the issuance of any Securities, the Initial Purchaser of Common Securities may, by written instrument, increase or decrease the number of Trustees; and

(b)                                 after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that, the number of Trustees shall in no event be less than three (3); provided further that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the “Delaware Trustee”); (2) there shall be at least one Trustee to perform ministerial functions who may be an employee or officer of, or is affiliated with, the Initial Purchaser of Common Securities (an “Administrative Trustee”); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements. The term “Administrative Trustees” as used herein shall include all Trustees who are Administrative Trustees of the Trust, or if there shall be only one Administrative Trustee, then such term shall be deemed to refer to such Administrative Trustee. Notwithstanding the above, unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust’s property may at the time be located, the Holders of a Majority in liquidation amount of the Common Securities acting as a class at a meeting of the Holders of the Common Securities, and the Administrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust’s property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Declaration. In case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make any such appointment of a co-trustee.

SECTION 5.2  Delaware Trustee.

If required by the Statutory Trust Act, the Delaware Trustee shall be:

(a)                                  a natural person who is a resident of the State of Delaware; or

(b)                                 if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 5.3  Property Trustee; Eligibility.

(a)                                  There shall at all times be one Trustee (the “Property Trustee”) which shall act as Property Trustee which shall:

(i)  not be an Affiliate of the Initial Purchaser of Common Securities; and

(ii)  be a corporation or national banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)                                 If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.7(c).

(c)                                  If the Property Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

(d)                                 The Guarantee Agreement shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

(e)                                  The initial Property Trustee shall be:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1151
Chicago, Illinois 60603
Fax: (312) 904-0524
Telephone: (312) 904-0283
Attention: CDO Trust Services Group –AMG Capital Trust I

SECTION 5.4  Certain Qualifications of Administrative Trustees and Delaware Trustee Generally.

Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5  Administrative Trustees.

The initial Administrative Trustee shall be:

The Institutional Administrative Trustee
LaSalle Bank National Association
135 South LaSalle Street, Suite 1151
Chicago, Illinois 60603

Fax: (312) 904-0524
Telephone: (312) 904-0283
Attention: CDO Trust Services Group –AMG Capital Trust I

(a)                                  To the extent that, at any time or from time to time, there is more than one Administrative Trustee,

(i)  except as expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee; and

(ii)  unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6, provided, that, any Registration Statement referred to in Section 3.6, including any amendments thereto, shall, to the extent required by applicable law, be signed by all of the Administrative Trustees.

SECTION 5.6  Delaware Trustee.

The initial Delaware Trustee shall be:

Christiana Bank & Trust Company
1314 King Street
Wilmington, Delaware 19801
Attn:  Corporate Trust Administration
Telecopy:  (302) 421-9015
Telephone:  (302) 888-7437

SECTION 5.7  Appointment, Removal and Resignation of Trustees.

(a)                                  Except as provided otherwise in this Section 5.7 and in Annex I hereto Trustees may be appointed or removed without cause at any time:

(i)  until the issuance of any Securities, by written instrument executed by the Initial Purchaser of Common Securities;

(ii)  after the issuance of any Securities:

(A)  unless an Event of Default shall have occurred and be continuing, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities, or without a meeting by the written consent of the

Holders of a Majority in liquidation amount of the Common Securities; and

(B)  if an Event of Default shall have occurred and be continuing, in which event the Property Trustee or the Delaware Trustee may be removed only by the vote of Holders of a Majority in liquidation amount of the Preferred Securities voting as a class at a meeting of Holders of the Preferred Securities, or without a meeting by the written consent of the Holders of a Majority in liquidation amount of the Preferred Securities.

(b)                                 (i)  The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.7(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the removed Property Trustee, the remaining Trustees and the Initial Purchaser of Common Securities; and

(ii)  The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.7(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the removed Property Trustee, the remaining Trustees and the Initial Purchaser of Common Securities.

(iii)  The Institutional Administrative Trustee shall not be removed in accordance with Section 5.7(a) unless and until at least one other Trustee shall have been appointed and shall have accepted such appointment to act as an Administrative Trustee hereunder (a “Successor Administrative Trustee”) by written instrument executed by such Successor Administrative Trustee and delivered to the Initial Purchaser of Common Securities.

(c)                                  A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the other Trustees, the Initial Purchaser of Common Securities and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

(i)  No such resignation of the Trustee that acts as the Property Trustee or the Institutional Administrative Trustee shall be effective:

(A)  except as otherwise provided in Section 3.6, until a Successor Property Trustee or Successor Administrative Trustee, as the case may be, has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee or Successor Administrative Trustee, as the case may be, and delivered to the Trust, the Delaware Trustee, the Initial Purchaser of Common Securities, the resigning

Property Trustee and/or the resigning Administrative Trustee, as applicable; or

(B)  until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders; and

(ii)  No such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Property Trustee, the Initial Purchaser of Common Securities and the resigning Delaware Trustee.

(d)                                 The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.7.

(e)                                  If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.7 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, at the expense of the Initial Purchaser of Common Securities, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

(f)                                    No Property Trustee, Delaware Trustee or the Institutional Administrative Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee, Successor Delaware Trustee or Successor Administrative Trustee, as the case may be.

(g)                                 At the time of resignation or removal of the Property Trustee, the Delaware Trustee or the Institutional Administrative Trustee, the Debenture Issuer shall pay to such Trustee any amounts that may be owed to such Trustee pursuant to Section 10.4.

SECTION 5.8  Vacancies Among Trustees.

If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.7.

SECTION 5.9  Effect of Vacancies.

The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve,

terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.7, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

SECTION 5.10  Meetings.

If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone), provided that a Quorum is present, or without a meeting by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 5.11  Delegation of Power.

(a)                                  Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other Person his, her or its power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b)                                 The Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration.

SECTION 5.12  Merger, Conversion, Consolidation or Succession to Business.

If the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, is merged, converted or consolidated into another Person, or any such Trustee is a party to a merger, conversion or consolidation that results in a new entity, or any Person succeeds to all or substantially all the corporate trust business of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, the new entity shall be the successor of the Property Trustee, the Delaware Trustee or the Administrative Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such Person shall be otherwise qualified and eligible.

ARTICLE VI
DISTRIBUTIONS

Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder’s Securities. If and to the extent that the Debenture Issuer makes a payment of Interest (including Compounded Interest, Liquidated Damages, Additional Sums and Contingent Interest) or principal on the Debentures held by the Property Trustee, or other amounts payable thereunder with respect to overdue installments of principal or Interest, or any other payments with respect to the Debentures held by the Property Trustee (the amount of any such payment being a “Payment Amount”), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a “Distribution”) of the Payment Amount to Holders.

ARTICLE VII
ISSUANCE OF SECURITIES

SECTION 7.1  General Provisions Regarding Securities.

(a)                                  The Trust shall issue one class of convertible trust preferred securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Preferred Securities”) and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Common Securities”). The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.

(b)                                 The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(c)                                  Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

(d)                                 Each Holder or beneficial owner of any Preferred Security agrees, for U.S. federal income tax purposes:

(i)  to treat the Trust as a grantor trust and not as a partnership or an association taxable as a corporation;

(ii)  to the treatment of such Holder or beneficial owner as a grantor owner of an undivided interest in the Debentures;

(iii)  to treat the Debentures as indebtedness of the Initial Purchaser of Common Securities subject to the CPDI Regulations;

(iv)  to accrue in gross income such Holder’s or beneficial owner’s pro rata share of the interest income accruing on the Debentures (in accordance with the “noncontingent bond method,” set forth in section 1.1275-4(b) of the CPDI Regulations) on a constant yield to maturity basis at a “comparable yield” (within the meaning of the CPDI Regulations and treating the fair market value of the Common Stock to be received by such Holder or beneficial owner upon conversion, if any, as a contingent payment) of 7.50%, compounded quarterly, in accordance with the “projected payment schedule” (within the meaning of section 1.1275-4(b) of the CPDI Regulations) attached as Exhibit A-3 hereto, determined by the Initial Purchaser of Common Securities; and

(v)  to treat such comparable yield and projected payment schedule determined by the Initial Purchaser of Common Securities as “reasonable” for the purposes of the CPDI Regulations.

(e)                                  On each day from the date on which the Holder acquires the Preferred Securities through and including the date on which the Holder disposes of its interests in such Securities either that:  (a) such Holder is not an employee benefit plan or other similar retirement plan or arrangement, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (or any similar laws or regulations), or an entity whose underlying assets are considered to include the assets of any such plans and arrangements (each, a “Plan”) and no part of the assets to be used by such Holder to acquire and/or hold the Preferred Securities or any interest therein constitutes plan assets of any Plan or (b) the acquisition, holding, and, if applicable, conversion of the Preferred Securities by such Holder will not constitute a non-exempt prohibited transaction under the Title I of ERISA or Section 4975 of the Code or a violation under any other applicable laws and regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code; and

(f)                                    Each Preferred Security Certificate will bear the following legend:

BY ITS ACQUISITION OF THIS CERTIFICATE THE HOLDER REPRESENTS THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER SIMILAR RETIREMENT PLAN OR ARRANGEMENT, WHETHER OR NOT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (OR ANY SIMILAR LAWS OR REGULATIONS) OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY SUCH PLANS AND ARRANGEMENTS (EACH, A “PLAN”) AND NO PART OF THE ASSETS TO BE USED BY THE HOLDER TO ACQUIRE AND/OR HOLD THIS CERTIFICATE OR

ANY INTEREST THEREIN CONSTITUTES PLAN ASSETS OF ANY PLAN OR (II) THE ACQUISITION, HOLDING, AND, IF APPLICABLE, CONVERSION OF THIS CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY OTHER APPLICABLE LAWS AND REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

(g)                                 Every Person, by virtue of having become a Holder or a beneficial owner in any Global Preferred Security in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2  Execution and Authentication.

(a)                                  The Securities shall be signed on behalf of the Trust by an Administrative Trustee. In case any Administrative Trustee of the Trust who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not an Administrative Trustee.

(b)                                 One Administrative Trustee shall sign the Securities for the Trust by manual or facsimile signature.

A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Security has been authenticated under this Declaration.

Upon a written order of the Trust signed by the Initial Holder of Common Securities, the Property Trustee shall authenticate the Preferred Securities for original issue. The aggregate number of Preferred Securities outstanding at any time shall not exceed the number set forth in the Terms in Annex I hereto except as provided in Section 7.6.

The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Securities. An authenticating agent may authenticate Preferred Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Initial Purchaser of Common Securities or an Affiliate.

SECTION 7.3  Form and Dating.

The Preferred Securities shall be evidenced by one or more certificates substantially in the form of Exhibit A-1 and the Common Securities shall be evidenced by one or more certificates substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. The Property Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A-1. Certificates representing the Securities may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof. The Securities may have letters, CUSIP or other numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust at the direction of the Initial Purchaser of Common Securities shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Initial Purchaser of Common Securities, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

The Preferred Securities are being offered and sold by the Trust pursuant to a Purchase Agreement relating to the Preferred Securities, dated March 28, 2006, among the Trust, the Initial Purchaser of Common Securities and the Initial Purchasers named therein (the “Purchase Agreement”).

(a)                                  Global Securities. Preferred Securities offered and sold to QIBs as provided in the Purchase Agreement shall initially be issued in the form of one or more permanent Global Certificates in definitive, fully registered form without distribution coupons as set forth in Exhibit A-1 hereto (a “Global Preferred Security”), which shall be deposited on behalf of the purchasers of the Global Preferred Securities represented thereby with the Property Trustee, at its Corporate Trust Office, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Preferred Securities represented by a Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Clearing Agency or its nominee as hereinafter provided. Except as provided in Section 9.2(g), owners of beneficial interests in a Global Preferred Security will not be entitled to receive Certificated Preferred Securities.

(b)                                 Book-Entry Provisions. This Section 7.3(b) shall apply only to the Global Preferred Securities and such other Preferred Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Clearing Agency.

An Administrative Trustee shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially one or more Global Preferred Securities that (i) shall be registered in the name of Cede & Co. or other nominee of a Clearing Agency and (ii) shall be delivered by the Property Trustee to such Clearing Agency or pursuant to such Clearing Agency’s written instructions or, if no such written instructions are received by the Property Trustee, held by the Property Trustee as custodian for the Clearing Agency.

Clearing Agency Participants shall have no rights under this Declaration with respect to any Global Preferred Security held on their behalf by the Clearing Agency or by the Property Trustee as the custodian of the Clearing Agency or under such Global Preferred Security, and the Clearing Agency may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its Participants, the operation of customary practices of such Clearing Agency governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Security.

(c)                                  Certificated Preferred Securities. Except as provided in Section 9.2(e), owners of definitive, fully registered certificated Preferred Securities (“Certificated Preferred Securities”) will not be entitled to receive beneficial interests in a Global Preferred Security.

(d)                                 Authorized Denominations. The Preferred Securities are issuable only in denominations of $50.00 and any integral multiple thereof.

SECTION 7.4  Registrar, Paying Agent, Conversion Agent and Exchange Agent.

The Trust shall maintain (i) an office or agency where Preferred Securities may be presented for registration of transfer (“Registrar”), (ii) an office or agency where Preferred Securities may be presented for payment (“Paying Agent”), (iii) an office or agency where Preferred Securities may be presented for conversion (“Conversion Agent”) and (iv) an office or agency where Preferred Securities may be presented for repurchase upon the occurrence of a Change In Control (“Exchange Agent”). The Registrar shall keep a register of the Preferred Securities and of their transfer. The Administrative Trustees may appoint the Registrar, the Paying Agent, the Conversion Agent and the Exchange Agent and may appoint one or more co-Registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional exchange agents in such other locations as it shall determine. The term “Registrar” includes any additional registrar, “Paying Agent” includes any additional paying agent, “Conversion Agent” includes any additional conversion agent and “Exchange Agent” includes any additional exchange agent. The Administrative Trustees may change any Registrar, Paying Agent, Conversion Agent or Exchange Agent without prior notice to any Holder. Any Paying Agent, Conversion Agent or Exchange Agent may be removed by the Administrative Trustees at any time and a successor Paying Agent or Conversion Agent or Exchange Agent or additional Paying Agent, Conversion Agent or Exchange Agent may be appointed at any time by the Administrative Trustees. The Paying Agent, the Conversion Agent and the Exchange Agent may resign upon 30 days written notice to the Administrative Trustees. The Administrative Trustees shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Administrative Trustees fail to appoint or maintain another entity as Registrar, Paying Agent, Conversion Agent or Exchange Agent, the Property Trustee shall act as such. The Trust shall act as Paying Agent and Registrar for the Common Securities.

The Trust initially appoints the Property Trustee, at its Corporate Trust Office, as Registrar, Paying Agent, Conversion Agent and Exchange Agent for the Preferred Securities.

SECTION 7.5  Paying Agent to Hold Money in Trust.

The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of liquidation amounts or Distributions, and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Initial Purchaser of Common Securities or an Affiliate of the Trust or the Initial Purchaser of Common Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.6  Replacement Securities.

If a Holder claims that a Security owned by it has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Preferred Securities to the Property Trustee, the Trust shall issue and the Property Trustee shall, upon written order of the Trust, authenticate a replacement Security if the Property Trustee’s and the Trust’s requirements, as the case may be, are met. An indemnity bond must be provided by the Holder which, in the judgment of the Property Trustee and the Initial Purchaser of Common Securities, is sufficient to protect the Trustees, the Initial Purchaser of Common Securities, the Trust or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Trust may charge such Holder for its expenses in replacing a Security.

SECTION 7.7  Outstanding Preferred Securities.

The Preferred Securities outstanding at any time are all the Preferred Securities authenticated by the Property Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Preferred Security is replaced pursuant to Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced Preferred Security is held by a bona fide purchaser.

If Preferred Securities are considered paid in accordance with the terms of this Declaration, including upon conversion thereof into Common Stock, they cease to be outstanding and Distributions on them shall cease to accumulate, subject, in the case of Preferred Securities which have been converted, to the rights of Holders as of a record date with respect to the Distribution to be paid on the applicable Distribution Payment Date.

A Preferred Security does not cease to be outstanding because one of the Trust, the Initial Purchaser of Common Securities or an Affiliate of the Initial Purchaser of Common Securities holds the Security.

SECTION 7.8  Preferred Securities in Treasury.

In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Preferred Securities owned by the Trust, a Trustee, the Initial Purchaser of Common Securities or an Affiliate of the Initial Purchaser of Common Securities, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Property Trustee actually knows are so owned shall be so disregarded.

SECTION 7.9  Temporary Securities.

Until definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Preferred Securities, the Property Trustee shall, upon receipt of a written order of the Trust, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and, in the case of the Preferred Securities, the Property Trustee shall, upon receipt of a written order of the Trust, authenticate, definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Declaration as definitive Securities.

SECTION 7.10  Cancellation.

The Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar, Paying Agent, Conversion Agent and Exchange Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment (including payment following a Change in Control). The Property Trustee shall promptly cancel all Preferred Securities, surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of cancelled Preferred Securities in accordance with its customary procedures unless the Trust otherwise directs. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has converted or presented for repayment following a Change in Control.

SECTION 7.11  CUSIP Numbers.

The Trust in issuing the Preferred Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders of Preferred Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Initial Purchaser of Common Securities will promptly notify the Property Trustee of any change in the CUSIP numbers.

SECTION 7.12  Payment.

Payments in respect of the Global Preferred Securities shall be made to the Clearing Agency or its nominee, and the Clearing Agency shall credit the relevant accounts at the Clearing Agency. Payments on the Securities issued in certificated form may be made at the option of the Trust (i) by check mailed to the Holder at such address set forth on the books and records of the Trust or the Registrar or (ii) by transfer to an account maintained by the Holder entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date.

ARTICLE VIII
TERMINATION OF TRUST

SECTION 8.1  Termination of Trust.

(a)                                  The Trust shall automatically terminate:

(i)  upon the bankruptcy of the Debenture Issuer;

(ii)  upon the filing of a certificate of dissolution or liquidation or its equivalent with respect to the Debenture Issuer;

(iii)  following the distribution of a Like Amount of the Debentures to the Holders, provided that, the Property Trustee has received written notice from the Holder of Common Securities directing the Property Trustee to terminate the Trust (which direction is optional, and except as otherwise expressly provided below, within the discretion of the Holder of Common Securities);

(iv)  upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction;

(v)  when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

(vi)  upon the redemption or repayment of the Debentures at Maturity;

(vii)  the expiration of the term of the Trust provided in Section 3.14;

(viii)  when all of the Preferred Securities shall have been converted into shares of Common Stock of the Initial Purchaser of Common Securities; or

(ix)  when all Preferred Securities shall have been presented for repurchase following a Change in Control and a Like Amount of Debentures shall have been repurchased upon such Change in Control by the Debenture Issuer.

(b)                                 As soon as is practicable upon completion of winding up of the Trust following the occurrence of an event referred to in Section 8.1(a), the Administrative Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the Statutory Trust Act.

(c)                                  The provisions of Section 3.9 and Article X shall survive the termination of the Trust.

ARTICLE IX
TRANSFER OF INTERESTS

SECTION 9.1  Transfer of Securities.

(a)                                  Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

(b)                                 For so long as the Trust Securities remain outstanding, the Initial Purchaser of Common Securities will covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities, provided that any successor of the Initial Purchaser of Common Securities permitted hereunder or under the Indenture may succeed to the Initial Purchaser’s of Common Securities ownership of such Common Securities, (ii) not to cause, as Initial Purchaser of Common Securities of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up, liquidation or termination of the Trust, except in connection with a distribution of the Debentures as provided in the Declaration, the redemption or repurchase of all of the Trust Securities and in connection with certain mergers, consolidations or amalgamations in each case, as permitted by this Declaration, (iii) to use commercially reasonable efforts to cause the Trust to remain a statutory trust, (iv) to use its reasonable efforts, consistent with the terms and provisions of this Declaration, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, (v) to treat the Debentures as indebtedness of the Initial Purchaser of Common Securities subject to the CPDI Regulations; (vi) to treat the comparable yield and projected payment schedule (attached as Exhibit A-3 hereto) as “reasonable” for purposes of the CPDI Regulations; and (vii) to use its reasonable efforts to ensure that the Trust will not be an “investment company” for purposes of the Investment Company Act of 1940.

(c)                                  The Administrative Trustees shall provide for the registration of Securities and of the transfer of Securities, which will be effected without charge but only upon payment (with such indemnity as the Administrative Trustees may require) in respect of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Upon surrender for registration of transfer of any Securities, the Administrative Trustees shall cause one or more new Securities to be issued in the name of the designated transferee or transferees. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Property Trustee (in the case of Preferred Securities) or the Trust (in the case of Common Securities). A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.2  Transfer Procedures and Restrictions.

(a)                                  General. Each Preferred Security that bears or is required to bear the Restricted Securities Legend set forth in Section 9.2(c) is referred to herein as a “Restricted Preferred Security” and shall be subject to the restrictions on transfer set forth in Section 9.2(c). Subject to Sections 9.2(b) and 9.2(c)(ii), if Preferred Securities are issued upon the transfer, exchange or replacement of Preferred Securities bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Preferred Securities, the Preferred Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Initial Purchaser of Common Securities, that (i) neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A under the Securities Act or any other available exemption from the registration requirements of the Securities Act or (ii) that such Securities may be sold pursuant to the provisions of Rule 144(k) under the Securities Act. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of an Administrative Trustee on behalf of the Trust, shall authenticate and deliver Preferred Securities that do not bear the Restricted Securities Legend.

(b)                                 Transfers After Effectiveness of Registration Statement. After a transfer of Preferred Securities pursuant to an effective Registration Statement, all requirements pertaining to Restricted Securities Legends on any Preferred Security included within such Registration Statement will cease to apply, and beneficial interests in a Preferred Security in global form without Restricted Securities Legends will be available to transferees of such Preferred Securities. After the effectiveness of the Registration Statement, the Administrative Trustees shall execute and deliver and the Property Trustee shall, upon receipt of a written order of the Trust, authenticate a Preferred Security in global form without the Restricted Securities Legend (the “Unrestricted Global Preferred Security”) to deposit with the Clearing Agency to evidence transfers of beneficial interests from the Global Preferred Security.

(c)                                  Restricted Securities Legend. Except as permitted by the last paragraph of this Section 9.2(c), each Preferred Security certificate evidencing the Global Preferred

Securities and any Certificated Preferred Securities (and all Preferred Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Restricted Securities Legend”):

THIS SECURITY AND THE SHARES OF AFFILIATED MANAGERS GROUP, INC. COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF AFFILIATED MANAGERS GROUP, INC. COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AFFILIATED MANAGERS GROUP, INC. OR ANY AFFILIATE OF AFFILIATED MANAGERS GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AFFILIATED MANAGERS GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AFFILIATED MANAGERS GROUP, INC.’S, AND THE PROPERTY TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE PROPERTY TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $49.50 PER $50.00 OF LIQUIDATION AMOUNT, THE ISSUE DATE IS APRIL 3, 2006 AND THE COMPARABLE YIELD IS 7.50% PER ANNUM.

U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO AFFILIATED MANAGERS GROUP, INC., 600 HALE STREET, PRIDES CROSSING, MASSACHUSETTS 01965, ATTN.: CHIEF FINANCIAL OFFICER

Upon any sale or transfer of a Restricted Preferred Security (including any Restricted Preferred Security represented by a Global Preferred Security) pursuant to an available exemption from the registration requirements of the Securities Act and compliance with the last two sentences of Section 9.2(a) or an effective registration statement under the Securities Act the Registrar shall permit the Holder thereof to exchange such Restricted Preferred Security for an interest in the Unrestricted Global Preferred Security.

(d)                                 Transfer and Exchange of Certificated Preferred Securities. When Certificated Preferred Securities are presented to the Registrar or co-Registrar

(x)                                   to register the transfer of such Certificated Preferred Securities; or

(y)                                 to exchange such Certificated Preferred Securities which became mutilated, destroyed, defaced, stolen or lost, for an equal number of Certificated Preferred Securities, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Securities surrendered for transfer or exchange

(i)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)  in the case of Certificated Preferred Securities that are Restricted Preferred Securities, and are being transferred or exchanged, such transfer or exchange shall be (x) pursuant to an effective registration statement under the Securities Act or (y) pursuant to, and in compliance with, clause (A), (B) or (C) below:

(A)  if such Restricted Preferred Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, such Holder shall deliver a certification to that effect (in the form set forth on the reverse of the Preferred Security);

(B)  such Restricted Preferred Securities are being transferred to the Initial Purchaser of Common Securities or a subsidiary thereof; or

(C)  if such Restricted Preferred Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144A under the Securities Act or an available exemption from the registration requirements of the Securities Act, such Holder shall deliver: (i) a certification to that effect (in the form set forth on the reverse of the Preferred Security) and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

(e)                                  [Reserved].

(f)                                    Transfer and Exchange of Global Preferred Securities. The transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Clearing Agency, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Clearing Agency therefor.

Notwithstanding any other provisions of this Declaration (other than subsection (g) of this Section 9.2), a Global Preferred Security may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

(g)                                 Restrictions on Transfer of a Beneficial Interest in a Global Preferred Security for a Certificated Preferred Security. Except as provided below, holders of beneficial interests in a Global Preferred Security shall not be entitled to have certificates registered in their names and will not receive physical delivery of certificates in definitive form.

(i)  A Global Preferred Security deposited with the Clearing Agency or with the Property Trustee as custodian for the Clearing Agency pursuant to Section 7.3 shall be transferred to the beneficial owners thereof in the form of Certificated Preferred Securities only if (a) the Clearing Agency notifies the Initial Purchaser of Common Securities that it is unwilling or unable to continue as Clearing Agency for such Global Preferred Security or if at any time such Clearing Agency ceases to be a “clearing agency” registered under the Exchange Act and a clearing agency is not appointed by the Initial Purchaser of Common Securities within 90 days of such notice, (b) a Default or an Event of Default has occurred and is continuing or (c) the Trust at its sole discretion elects to cause the issuance of Certificated Preferred Securities.

(ii)  Any Global Preferred Security that is transferable to the beneficial owners thereof in the form of Certificated Preferred Securities pursuant to this Section 9.2 shall be surrendered by the Clearing Agency to the Property Trustee, to

be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Preferred Security, an equal aggregate liquidation amount of Preferred Securities of authorized denominations in the form of Certificated Preferred Securities. Any portion of a Global Preferred Security transferred pursuant to this Section shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its Clearing Agency Participants or otherwise, shall instruct the Property Trustee in writing. The Property Trustee shall deliver such Preferred Securities to the Persons in whose names such Preferred Securities are so registered in accordance with such instructions of the Clearing Agency. Any Preferred Security in the form of Certificated Preferred Securities delivered in exchange for an interest in the Restricted Global Preferred Security shall, except as otherwise provided in this Section 9.2, bear the Restricted Securities Legend.

(iii)  In the event of the occurrence of any event specified in Section 9.2(g)(i), the Trust will promptly make available to the Property Trustee a reasonable supply of Certificated Preferred Securities in fully registered form without distribution coupons.

(h)                                 Cancellation or Adjustment of Global Preferred Security. At such time as all beneficial interests in a Global Preferred Security have either been exchanged for Certificated Preferred Securities to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Preferred Security shall be returned to the Clearing Agency for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Certificated Preferred Securities, Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Clearing Agency and the Registrar, to reflect such reduction.

(i)                                     Legend on Global Securities. Any Preferred Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Declaration as may be required by the Clearing Agency or by the National Association of Securities Dealers, Inc. in order for the Preferred Securities to be tradable on The PORTAL Market or as may be required for the Preferred Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Preferred Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

(j)                                     Obligations with Respect to Transfers of Preferred Securities. (i)  To permit registrations of transfer, the Trust shall execute and the Property Trustee shall authenticate Global Preferred Securities at the Registrar’s or co-Registrar’s request in accordance with the terms of this Declaration.

(ii)  Registrations of transfer will be effected without charge, but only upon payment (with such indemnity as the Trust or the Initial Purchaser of Common Securities may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

(iii)  The Registrar or co-Registrar shall not be required to: (a) issue, register the transfer of or exchange Preferred Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Preferred Securities for redemption and ending at the close of business on the day of such mailing; or (b) register the transfer or exchange of any Preferred Security selected for redemption, in whole or in part except, in the case of any Preferred Security being redeemed in part, any portion thereof not to be redeemed.

(iv)  Prior to the due presentation for registration of transfer of any Preferred Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Preferred Security is registered as the absolute owner of such Preferred Security for the purpose of receiving Distributions on such Preferred Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co- Registrar shall be affected by notice to the contrary.

(v)  All Preferred Securities issued upon any transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Preferred Securities surrendered upon such transfer or exchange.

(k)                                  No Obligation of the Property Trustee. (i)   The Property Trustee shall have no responsibility or obligation to any beneficial owner of a Global Preferred Security, a Clearing Agency Participant in the Clearing Agency or other Person with respect to the accuracy of the records of the Clearing Agency or its nominee or of any Clearing Agency Participant thereof, with respect to any ownership interest in the Preferred Securities or with respect to the delivery to any Clearing Agency Participant, beneficial owner or other Person (other than the Clearing Agency) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Clearing Agency or its nominee in the case of a Global Preferred Security). The rights of beneficial owners in any Global Preferred Security shall be exercised only through the Clearing Agency subject to the applicable rules and procedures of the Clearing Agency. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Clearing Agency or any agent thereof with respect to its Clearing Agency Participants and any beneficial owners.

(ii)  The Property Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Preferred Security (including any transfers between or among Clearing Agency Participants or beneficial owners in any Global Preferred Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 9.3  Deemed Security Holders.

The Trustees may treat the Person in whose name any Security shall be registered on the books and records of the Trust as the sole owner of such Security for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Security on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4  Book-Entry Interests.

Global Preferred Securities shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Clearing Agency and shall be in the form of a global certificate (the “Global Certificate”), and no beneficial owner in any Global Preferred Security will receive a Certificated Preferred Security representing such beneficial owner’s interests in such Global Preferred Securities, except as provided in Section 9.2. Unless and until definitive, fully registered Certificated Preferred Securities have been issued to the beneficial owners in any Global Preferred Security pursuant to Section 9.2:

(a)                                  the provisions of this Section 9.4 shall be in full force and effect;

(b)                                 the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration in respect of Global Preferred Securities (including the payment of Distributions on the Global Preferred Securities and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Certificate and shall have no obligation to the beneficial owners in any Global Preferred Security;

(c)                                  to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and

(d)                                 the rights of the beneficial owners in any Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such beneficial owners in any Global Preferred Security and the Clearing Agency and/or the Clearing Agency Participants and receive and transmit payments of Distributions on the Global Certificate to such Clearing Agency Participants. DTC will make book-entry transfers among the Clearing Agency Participants.

SECTION 9.5  Notices to Clearing Agency.

Whenever a notice or other communication to the Preferred Security Holders is required to be given by a Trustee under this Declaration, such Trustee shall give all such notices and communications specified herein to be given to the Holders of Global Preferred Securities to the Clearing Agency, and shall have no notice obligations to the beneficial owners in any Global Preferred Security.

SECTION 9.6  Appointment of Successor Clearing Agency.

If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Preferred Securities.

ARTICLE X
LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1  Liability.

(a)                                  Except as expressly set forth in this Declaration, the Securities Guarantee and the terms of the Securities, the Initial Purchaser of Common Securities shall not be:

(i)  personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders which shall be made solely from assets of the Trust; or

(ii)  required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

(b)                                 The Debenture Issuer, in its capacity as such, shall be liable for all of the debts and obligations of the Trust (other than in respect of the Securities) as provided in the Indenture.

(c)                                  Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2  Exculpation.

(a)                                  No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

(b)                                 An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 10.3  Fiduciary Duty.

(a)                                  To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b)                                 Unless otherwise expressly provided herein:

(i)  whenever a conflict of interest exists or arises between any Covered Persons; or

(ii)  whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

(c)                                  Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

(i)  in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires,

including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii)  in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration.

SECTION 10.4  Indemnification.

(a)                                  (i)   The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii)  The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(iii)  To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(iv)  Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made by the Common Security Holder of the Trust.

(v)  Expenses (including attorneys’ fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made by the Common Security Holder of the Trust, that, based upon the facts known to the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.

(vi)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

(vii)  The Debenture Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

(viii)  For purposes of this Section 10.4(a), references to the “Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(ix)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)                                 The Debenture Issuer agrees to indemnify (i) the Property Trustee, (ii) the Delaware Trustee, (iii) the Institutional Administrative Trustee, (iv) any Affiliate of the Property Trustee, the Delaware Trustee or the Institutional Administrative Trustee, and (v) any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee, the Delaware Trustee or the Institutional Administrative Trustee (each of the Persons in (i) through (v), including the Institutional Administrative Trustee, the Property Trustee and the Delaware Trustee in their respective individual capacities, being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on the part of such Fiduciary Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the advancement of funds to cover the costs and expenses (including reasonable legal fees and expenses) of defending against or investigating any claim or liability in connection with the exercise or performance of any of the powers or duties of such Fiduciary Indemnified Person hereunder. The obligation to indemnify and advance as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee, the Delaware Trustee or the Institutional Administrative Trustee and the satisfaction and discharge of this Declaration.

SECTION 10.5  Outside Businesses.

Any Covered Person, the Initial Purchaser of Common Securities, the Delaware Trustee, the Property Trustee and the Institutional Administrative Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Initial Purchaser of Common Securities, the Delaware Trustee, the Property Trustee or the Institutional Administrative Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Initial Purchaser of Common Securities, the Delaware Trustee, the Property Trustee and the Institutional Administrative Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee, the Property Trustee and the Institutional Administrative Trustee may engage or be interested in any financial or other transaction with the Initial Purchaser of Common Securities or any Affiliate of the Initial Purchaser of Common Securities, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Initial Purchaser of Common Securities or its Affiliates.

SECTION 10.6  Compensation; Fees.

The Debenture Issuer agrees:

(a)                                  to pay to the Trustees from time to time such compensation for all services rendered by them hereunder as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of their respective agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

The provisions of this Section 10.6 shall survive the dissolution of the Trust and the termination of this Declaration and the removal or resignation of any Trustee.

No Trustee may claim any lien or charge on any property of the Trust as a result of any amount due pursuant to this Section 10.6.

ARTICLE XI
ACCOUNTING

SECTION 11.1  Fiscal Year.

The fiscal year (“Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2  Certain Accounting Matters.

(a)                                  At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

(b)                                 The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such information statements within 30 days after the end of each Fiscal Year of the Trust.

(c)                                  The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on an IRS Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3  Banking.

The Trust may maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4  Withholding.

The Trust and the Paying Agent shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall cause to be filed required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claim of excess withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

ARTICLE XII
AMENDMENTS AND MEETINGS

SECTION 12.1  Amendments.

(a)                                  Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may be amended from time to time by the Initial Purchaser of Common Securities, the Property Trustee and the Administrative Trustees, without the consent of the Holders of the Securities (i) to provide for the acceptance of appointment by a successor trustee as permitted hereby, (ii) to cure any ambiguity, correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, (iii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that at all times any Preferred Securities are outstanding, the Trust will be classified as a grantor trust for United States federal income tax purposes or to ensure that the Trust will not be an “investment company” under the Investment Company Act, or (iv) add to the covenants, restrictions or obligations of the Initial Purchaser of Common Securities; provided, however, that such action shall not adversely affect in any material respect the interests of any Holders of the Securities and any such amendments of the Declaration shall become effective when notice thereof is given to the Holders of the Securities.

(b)                                 Except as provided in (c) below, and the terms of the Securities, this Declaration may be amended by the Trustees and the Initial Purchaser of Common Securities with the consent of Holders representing not less than a Majority in liquidation amount of the outstanding Securities; provided that, if any amendment would adversely affect only the holders of the Preferred Securities or the Common Securities, then only the affected class shall be entitled to vote on such amendment and such amendment shall not be effective except with the approval of not less than a Majority in liquidation amount of such class of securities affected thereby.

(c)                                  Without the consent of each Holder of Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the securities as of a specified date, (ii) change the conversion rate of the Preferred Securities except as provided in the Indenture or otherwise change the right to convert the Preferred Securities in a manner that would be adverse to the Holders, (iii) change any of the redemption provisions or (iv) restrict the right of a Holder of Securities to institute suit for the enforcement of any payment on or after the specified date.

(d)                                 Any amendment to the Declaration in accordance with the provisions of this Section 12.1 shall be conditioned upon the receipt by the Trustees of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act.

SECTION 12.2  Meetings of the Holders; Action by Written Consent.

(a)                                  Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 25% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more notices in writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Security Certificates held by the Holders exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b)                                 Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders:

(i)  the Property Trustee will cause a notice to be given of any such meeting to all the Holders having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders. Any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Securities in liquidation an amount that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Trustees;

(ii)  each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation. The Holder of a Global Preferred Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which such Holder is entitled to take under this Declaration or the Securities;

(iii)  each meeting of the Holders shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

(iv)  unless the Statutory Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or traded, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XIII
REPRESENTATIONS OF PROPERTY TRUSTEE, DELAWARE TRUSTEE AND
INSTITUTIONAL ADMINISTRATIVE TRUSTEE

SECTION 13.1  Representations and Warranties of Property Trustee.

The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Initial Purchaser of Common Securities at the date of this Declaration at the Closing Time and each Successor Property Trustee represents and warrants to the Trust and the Initial Purchaser of Common Securities at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:

(a)                                  The Property Trustee is a national banking association, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b)                                 The execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. This Declaration has been duly executed and delivered by the Property Trustee and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c)                                  The execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee;

(d)                                 No consent, approval or authorization of, or registration with or notice to, any state or federal banking or other regulatory authority is required for the execution, delivery or performance by the Property Trustee of this Declaration; and

(e)                                  The Property Trustee satisfies the eligibility requirements set forth in Section 5.3(a).

SECTION 13.2  Representations and Warranties of Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Initial Purchaser of Common Securities at the date of this Declaration and at the Closing Time and each Successor Delaware Trustee represents and warrants to the Trust and the Initial Purchaser of Common Securities at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:

(a)                                  The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the United States or the State of Delaware, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b)                                 The execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c)                                  The execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee;

(d)                                 No consent, approval or authorization of, or registration with or notice to, any federal banking or other regulatory authority is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

(e)                                  The Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.

SECTION 13.3  Representations and Warranties of Institutional Administrative Trustee.

The Institutional Administrative Trustee represents and warrants to the Trust and to the Initial Purchaser of Common Securities at the date of this Declaration and at the Closing Time and each Successor Administrative Trustee that is not a natural person (a “Successor Institutional Administrative Trustee”) represents and warrants to the Trust and the Initial Purchaser of Common Securities at the time of the Successor Institutional Administrative Trustee’s acceptance of its appointment as Successor Institutional Administrative Trustee that:

(a)                                  The Institutional Administrative Trustee is a national banking association, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b)                                 The execution, delivery and performance by the Institutional Administrative Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Administrative Trustee. This Declaration has been duly executed and delivered by the Institutional Administrative Trustee and constitutes a legal, valid and binding obligation of the Institutional Administrative Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c)                                  The execution, delivery and performance of this Declaration by the Institutional Administrative Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Administrative Trustee; and

(d)                                 No consent, approval or authorization of, or registration with or notice to, any state or federal banking or other regulatory authority is required for the execution, delivery or performance by the Institutional Administrative Trustee of this Declaration.

ARTICLE XIV
REGISTRATION RIGHTS

SECTION 14.1  Registration Rights.

The Holders of the Preferred Securities, the Debentures, the Guarantee Agreement and the shares of common stock of the Initial Purchaser of Common Securities issuable upon conversion of the Preferred Securities are entitled to the benefits of a Registration Rights Agreement as set forth in the Purchase Agreement, the Registration Rights Agreement and the Indenture.

ARTICLE XV
MISCELLANEOUS

SECTION 15.1  Notices.

All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first-class mail, overnight courier service or confirmed telecopy, as follows:

(a)                                  if given to the Trust, in care of the Institutional Administrative Trustee at the mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders):

LaSalle Bank National Association
135 South LaSalle Street, Suite 1151
Chicago, Illinois 60603
Fax: (312) 904-0524
Telephone: (312) 904-0283
Attention: CDO Trust Services Group –AMG Capital Trust I

(b)                                 if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders):

Christiana Bank & Trust Company
1314 King Street
Wilmington, Delaware 19801
Telecopy:  (302) 421-9015
Telephone:  (302) 888-7437
Attention: Corporate Trust Administration

(c)                                  if given to the Property Trustee, at the Property Trustee’s mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders):

LaSalle Bank National Association
135 South LaSalle Street, Suite 1151
Chicago, Illinois 60603
Fax: (312) 904-0524
Telephone: (312) 904-0283
Attention: CDO Trust Services Group –AMG Capital Trust I

(d)                                 if given to the Holder of the Common Securities, at the mailing address of the Initial Purchaser of Common Securities set forth below (or such other address as the Holder of the Common Securities may give notice to the Property Trustee and the Trust):

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965

Telecopy: (617) 747-3380
Telephone: (617) 747-3311
Attention: John Kingston, III

(e)                                  if given to Initial Purchaser of Common Securities, at the mailing address of the Initial Purchaser of Common Securities set forth below (or such other address as the Initial Purchaser of Common Securities may give notice to the Property Trustee and the Trust):

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965
Telecopy: (617) 747-3380
Telephone: (617) 747-3311
Attention: John Kingston, III

(f)                                    if given to any other Holder, at the address set forth on the books and records of the Trust or the Registrar, as applicable.

All such notices shall be deemed to have been given when received in person, faxed with receipt confirmed, or mailed by first-class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2  Governing Law.

This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 15.3  Intention of the Parties.

It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 15.4  Headings.

Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 15.5  Successors and Assigns.

Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Initial Purchaser of Common Securities and the Trustees

shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.6  Partial Enforceability.

If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.7  Counterparts.

This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

LaSalle Bank National Association,
not in its individual capacity but solely as
Administrative Trustee

By:	/s/ Michael Oliver
Name: Michael Oliver
Title: Assistant Vice President

Christiana Bank & Trust Company,
as Delaware Trustee

By:	/s/ James M. Young
Name: James M. Young
Title: Assistant Vice President

LaSalle Bank National Association,
as Property Trustee

By:	/s/ Michael Oliver
Name: Michael Oliver
Title: Assistant Vice President

Affiliated Managers Group, Inc.,
as Initial Purchaser of Common
Securities and Debenture Issuer

By:	/s/ John Kingston, III
Name: John Kingston, III
Title: Senior Vice President, General
Counsel and Secretary

ANNEX I

TERMS OF
5.10% CONVERTIBLE TRUST PREFERRED SECURITIES
(LIQUIDATION AMOUNT $50.00 PER SECURITY)
AND
5.10% COMMON SECURITIES
(LIQUIDATION AMOUNT $50.00 PER SECURITY)

Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of April 3, 2006 (as amended from time to time, the “Declaration”), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Offering Memorandum):

1.                                       Designation and Number.

(a)                                  Preferred Securities. 5,820,000 5.10% Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Two Hundred Ninety-One Million Dollars ($291,000,000), and with a liquidation amount with respect to the assets of the Trust of $50.00 per security, are hereby designated for the purposes of identification only as Preferred Securities. The certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any exchange or quotation system on or in which the Preferred Securities are listed, traded or quoted, if any.

(b)                                 Common Securities. Up to 180,000 5.10% Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Nine Million Dollars ($9,000,000) and a liquidation amount with respect to the assets of the Trust of $50.00 per security, are hereby designated for the purposes of identification only as Common Securities. The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2.                                       Distributions.

(a)                                  Distributions payable on each Security will be fixed at a rate per annum of 5.10% (the “Coupon Rate”) of the liquidation amount of $50.00 per Security (the “Liquidation Amount”), such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears will bear additional distributions thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

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(b)                                 Distributions on the Securities will be cumulative, will accumulate from the date of their original issuance, and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2006 (each, a “Distribution Date”), except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no default in the payment of interest on the Debentures has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest (other than Contingent Interest) by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such period (each an “Extension Period”), during which Extension Period no interest (other than Contingent Interest, if any) shall be due and payable on the Debentures, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the stated maturity date of the Debentures or any redemption dated therefor. As a consequence of such deferral, Distributions (other than Contingent Distributions, if any) will also be deferred. Despite such deferral, Distributions (other than Contingent Distributions, if any) will continue to accumulate with additional Distributions thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest (other than Contingent Interest) by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, or extend beyond the stated maturity date of the Debentures or any redemption dated therefor. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements. If the Property Trustee shall be the only holder of the Debentures, the Debenture Issuer shall give the Administrative Trustees, the Property Trustee and the Debenture Trustee (as defined in the Indenture) notice of its election to defer interest payments or to extend an Extension Period at least five Business Days prior to the earlier of:  (x) the next date on which Distributions on the Preferred Securities are payable, or (y) the date the Property Trustee is required to give notice of the record date or the payment date of such related Distributions for the first quarter of such Extension Period to any national stock exchange or other organization on which the Preferred Securities are listed or quoted, if any, or to Holders of the Preferred Securities as of the record date or the distribution date. The Property Trustee will notify holders of the Preferred Securities of the Debenture Issuer’s election to begin a new or extend an Extension Period.

(c)                                  Distributions on the Securities (other than Distributions on a redemption date and Contingent Distributions, if any) will be payable to the Holders thereof as they appear on the books and records of the Trust as of 5:00 p.m., New York City time, on the first day of the month, whether or not a Business Day, in the month in which the relevant Distribution Date occurs, which Distribution Dates correspond to the interest payment dates on the Debentures. The relevant record dates for the Common Securities shall be

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the same as the record dates for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Holder on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such date.

(d)                                 Holders of Securities shall be entitled to receive Contingent Distributions to the extent that Contingent Interest is payable on the Debentures in accordance with the provisions of the Indenture. Contingent Interest, if any, will be payable on the Debentures in respect of any quarterly period from January 16 to April 15, April 16 to July 15, July 16 to October 15 and October 16 to January 15 (each, a “Quarterly Period”), commencing with the Quarterly Period commencing April 16, 2011. Contingent Distributions, if payable, shall be paid on the last day of each Quarterly Period (each such date, a “Contingent Distribution Payment Date”) to Holders of Securities as of the fourteenth day preceding the last day of the applicable Quarterly Period. Contingent Distributions, if payable in respect of any applicable Quarterly Period, shall equal the annual rate of 0.25% of the average of the Security Market Prices (as such term is defined in the Indenture) for the ten Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Quarterly Period. Contingent Distributions shall be calculated on the basis of a 360-day year of twelve 30-day months.

(e)                                  As used in this Annex I, the term “Distribution,” unless otherwise stated, includes regular quarterly Distributions payable at the Coupon Rate as well as Distributions payable in accordance with Article VI of the Declaration if and to the extent that the Debenture Issuer makes a payment of Interest on the Debentures in respect of Compounded Interest, Liquidated Damages, Additional Sums and Contingent Interest.

(f)                                    In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders.

3.                                       Liquidation Distribution Upon Termination.

In the event of any termination of the Trust other than upon the occurrence of events specified in Sections 8.1(a)(v), (vi), (viii) or 8(a)(ix) of the Declaration, or if the Initial Purchaser of Common Securities otherwise gives notice of its election to liquidate the Trust pursuant to Section 8.1(a)(iii) of the Declaration, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing to the Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a Like Amount (as defined below) of the Debentures, unless such distribution is determined by the

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Property Trustee not to be practicable, in which event such Holders will be entitled to receive Pro Rata out of the assets of the Trust legally available for distribution to Holders an amount in cash or immediately available funds equal to the aggregate of the liquidation amount of $50.00 per Security plus accumulated and unpaid Distributions thereon to the date of payment, after satisfaction of liabilities to creditors of the Trust as provided by applicable law (such amount being the “Liquidation Distribution”). If the Debentures are distributed to the holders of the Preferred Securities, the Debenture Issuer will use its reasonable efforts to cause the Debentures to be listed on the market or exchange on which the Preferred Securities are then listed, if any.

“Like Amount” means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed.

If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis except that if an Event of Default shall exist under the Indenture, the Preferred Securities shall have a priority over the Common Securities.

On and from the date fixed by the Administrative Trustees for any distribution of Debentures and liquidation of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), as the Holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Securities not held by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) will be deemed to represent beneficial interests in a Like Amount of Debentures bearing an interest rate identical to the distribution rate of those Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on those Preferred Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

4.                                       Redemption and Distribution.

(a)                                  Upon the repayment of the Debentures in whole or in part, at maturity or otherwise (either at the option of the Debenture Issuer in accordance with the provisions of 4(c) below or pursuant to a Special Event, as described below), the proceeds from such redemption shall be simultaneously applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to such redemption) to redeem a Like Amount of the Securities, at the Redemption Price (as defined below). If fewer than all of the Debentures are redeemed on a redemption date, then the Property Trustee shall allocate the proceeds of the redemption on a Pro Rata basis among the Preferred Securities and the Common Securities unless an Event of Default shall have occurred, in which case no proceeds shall be allocated to the Common Securities until the Preferred Securities are paid in full.

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(b)                                 (i)  The “Redemption Price,” with respect to a redemption of Securities, shall mean an amount equal to 100% of the Liquidation Amount of Securities to be redeemed, plus accrued and unpaid Distributions on the Securities, if any, to the date of such redemption.

(ii)  If fewer than all the outstanding Securities are to be so redeemed, the Securities to be redeemed will be determined as described in paragraph 5(a)(ii) below.

(c)                                  The Debenture Issuer may redeem the Debentures, subject to conditions set forth in the Indenture, prior to maturity, in whole or in part, on one or more occasions at any time on or after April 15, 2011 if the Closing Price (as defined in the Indenture) of Common Stock (as defined in the Indenture) for 20 Trading Days (as defined in the Indenture) in a period of 30 consecutive Trading Days ending on the Trading Day prior to the mailing of the notice of redemption exceeds 130% of the then prevailing Conversion Price (as defined in the Indenture).

(d)                                 If at any time an Investment Company Event or a Tax Event (each as defined below, and each a “Special Event”) occurs, the Debenture Issuer shall have the right (subject to the conditions set forth in the Indenture) at any time to redeem the Debentures in whole, but not in part, following the occurrence of such Special Event.

“Investment Company Event” means the Initial Purchaser of Common Securities and the Trust shall have received an opinion of independent securities counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date the Preferred Securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

A “Tax Event” shall occur upon receipt by the Debenture Issuer and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in or announced prospective change in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the Debentures, (ii) interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

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(e)                                  Upon any redemption of Debentures upon the occurrence of a Special Event and in compliance with the Indenture, the Trust will, simultaneous with such redemption of Debentures, cause a Like Amount of the Securities to be redeemed by the Trust at the Redemption Price on a Pro Rata basis.

(f)                                    The Trust may not redeem fewer than all the outstanding Securities unless all accumulated and unpaid Distributions have been paid on all Securities for all quarterly distribution periods terminating on or before the date of redemption.

(g)                                 In connection with any redemption of Securities, the Trust may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Property Trustee in trust for the Holders, on or before the redemption date, an amount not less than the applicable Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this paragraph 4, the obligation of the Trust to pay the redemption price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which shall be filed with the Property Trustee prior to the redemption date, any Securities not duly surrendered for conversion by the Holders thereof, may, at the option of the Trust, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in paragraph 6 of this Annex I) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the redemption date (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Trust, the Property Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Trust for the redemption of Securities. Without the Property Trustee’s prior written consent, no arrangement between the Trust and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Property Trustee as set forth in the Declaration, and the Debenture Issuer and the Trust agree to indemnify the Property Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Trust and such purchasers, including the costs and expenses incurred by the Property Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Declaration. Nothing in the preceding sentence shall be deemed to limit the rights, privileges, immunities and protections afforded to the Property Trustee in the Declaration. Nothing in this paragraph 4(g) shall affect the right of the Holders to receive the full Redemption Price on the redemption date.

5.                                       Procedures Related to Redemptions or Distributions of Securities.

(a)                                  The procedure with respect to redemptions or distributions of Securities shall be as follows:

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(i)  Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a “Redemption/Distribution Notice”) will be given by the Trust by mail to each Holder to be redeemed or exchanged not fewer than 20 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 5(a)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders. Each Redemption/Distribution Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Trust. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the Redemption/Distribution Notice to the Holder of any Security designated for redemption or exchange as a whole or in part shall not affect the validity of the redemption or exchange proceedings with respect to any other Security.

(ii)  Subject to 4(a), in the event that fewer than all the outstanding Securities are to be redeemed, the particular Securities to be redeemed shall be selected on a Pro Rata basis (based upon Liquidation Amounts) not more than 60 days prior to the date fixed for redemption from the outstanding Securities not previously called for redemption, provided, however, that with respect to Holders that would be required to hold less than 100 but more than zero Securities as a result of such Pro Rata redemption, the Trust shall redeem Securities of each such Holder so that after such redemption such Holder either shall hold 100 Securities or such Holder no longer hold any Securities, and shall use such method (including, without limitation, by lot) as the Trust shall deem fair and appropriate, provided further, that any such proration may be made on the basis of the aggregate Liquidation Amount of Securities held by each Holder thereof and may be made by making such adjustments as the Trust deems fair and appropriate in order that only Securities in denominations of $50.00 or integral multiples thereof shall be redeemed. In respect of Preferred Securities registered in the name of and held of record by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to the Clearing Agency and disbursed by such Clearing Agency in accordance with the procedures applied by such agency or nominee.

(iii)  If Securities are to be redeemed and the Trust gives a Redemption/ Distribution Notice (which notice will be irrevocable), then (A) with respect to Preferred Securities issued in book-entry form, by 12:00 noon, New York City time, on the redemption date or at such earlier time as the Trust determines, provided that the Debenture Issuer has paid the Debenture Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures by 10:00 a.m., New York City time, on the maturity date or the date of redemption, as the case requires, the Property Trustee will deposit irrevocably with the Clearing Agency or its nominee (or successor Clearing Agency or its nominee)

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funds sufficient to pay the Redemption Price with respect to such Preferred Securities and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the relevant Clearing Agency Participants, and (B) with respect to Preferred Securities issued in certificated form and Common Securities, the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to Holders upon surrender of their certificates evidencing the Preferred Securities or Common Securities, as the case may be. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the redemption date, Distributions will cease to accumulate on the Securities so called for redemption and all rights of Holders so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

(iv)  Notwithstanding the foregoing, payment of accumulated and unpaid Distributions (including Contingent Distributions, if any) on the Redemption Date of the Securities will be subject to the rights of Holders on the close of business on the relevant record date in respect of a Distribution Date (or a Contingent Distribution Payment Date, if applicable) occurring on or prior to such Redemption Date.

The Trust shall not be required to: (i) issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Securities selected for redemption in whole or in part except, in the case of any Securities being redeemed in part, any portion thereof not to be redeemed. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Debenture Issuer as guarantor pursuant to the Guarantee Agreement, Distributions on such Securities will continue to accumulate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

(v)  Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust at the expense of the Initial Purchaser of Common Securities to (A) in respect of the Preferred Securities, the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Certificated Preferred Security Certificates have been issued, to the Holder thereof, and (B) in respect of the Common Securities to the Holder thereof.

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(vi)  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Initial Purchaser of Common Securities or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

6.                                       Conversion Rights.

The Holders of Preferred Securities shall have the right at any time on or after the occurrence of the events described in Section 17.01 of the Indenture and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the date of repayment of such Preferred Securities, whether at stated maturity or upon redemption, at their option to cause the Conversion Agent to convert Preferred Securities, on behalf of the converting Holders, into shares of common stock of the Debenture Issuer, par value $0.01 per share (“Common Stock”), in the manner described herein on and subject to the following terms and conditions:

(a)                                  The Preferred Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder’s direction to the Conversion Agent to exchange such Preferred Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Preferred Security per $50.00 principal amount of Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 0.3333 shares of Common Stock for each $50.00 principal amount of Debentures, subject to adjustment as described in the Indenture. The Conversion Rate shall be subject to adjustment in the manner set forth in the Indenture. In addition, upon the occurrence of a Change in Control prior to April 15, 2016, holders converting Debentures in connection with such Change in Control within the meaning of the Indenture (including Holders directing the Conversion Agent) shall, under certain circumstances, be entitled to receive a make whole premium in the form of an increase in the Conversion Rate, as and to the extent set forth in the Indenture.

Upon conversion of Debentures following the Holder’s direction to the Conversion Agent, the Debenture Issuer shall, in accordance with the provisions of the Indenture, have the right to deliver, in lieu of Common Stock, cash in lieu of all or a portion of such Common Stock. The Debenture Issuer shall inform the Property Trustee of its election to pay cash for all or a portion of the shares in lieu of delivery of the shares of Common Stock otherwise issuable upon conversion (and, if applicable, the percentage of each share of Common Stock that will be paid in cash in lieu of shares of Common Stock) and the Property Trustee shall upon receipt of such notice notify Holders who have surrendered their Preferred Securities for conversion no later than two Business Days after the Conversion Date.

If the Debenture Issuer shall have elected, unilaterally and irrevocably, to settle its obligation to deliver shares of Common Stock with respect to Debentures converted following such election, in cash and, if applicable, shares of common stock (“Net Share Settlement Election”), then upon conversion of Debentures following the Holder’s direction to the Conversion Agent, the Debenture Issuer shall deliver to the holder

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surrendering such Debentures for conversion an amount in cash equal to the lesser of (i) the principal amount of the Debentures so converted and (ii) the Conversion Value, determined in the manner set forth in the Indenture. If the Conversion Value exceeds the principal amount of the Debentures on the conversion date, the Debenture Issuer will also deliver, at its election, cash or Common Stock or a combination of cash and Common Stock for the Conversion Value in excess of the principal amount of the Debentures so converted. On any day prior to the first Trading Day of the applicable Conversion Reference Period, the Debenture Issuer may specify the Cash Percentage (as defined in the Indenture) and the Debenture Issuer shall notify the Property Trustee who shall forthwith and immediately notify the Holder of such Cash Percentage.

(b)                                 In order to convert Preferred Securities into Common Stock the Holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Preferred Securities on behalf of such Holder substantially in the form attached to Exhibit A-1 to this Declaration (the “Conversion Request”), together, if the Preferred Securities are in certificated form, with such certificates. The Holder must furnish appropriate endorsements or transfer documents, if required by the Conversion Agent, and pay any transfer or similar tax, if required. The Trust shall not cause the conversion of any Debentures except pursuant to such a Conversion Request. The Conversion Request shall (i) set forth the number of Preferred Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and (ii) direct the Conversion Agent (a) to exchange such Preferred Securities for a portion of the Debentures held by the Trust having a principal amount equal to the Liquidation Amount of the Preferred Securities to be converted and (b) to immediately convert such Debentures on behalf of such Holder, into Common Stock at the conversion rate applicable to the Debentures at such time. The Conversion Agent shall notify the Property Trustee of the Holder’s election to exchange Preferred Securities for a portion of the Debentures held by the Trust and the Property Trustee shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this paragraph 6. The Conversion Agent shall thereupon notify the Initial Purchaser of Common Securities of the Holder’s election to convert such Debentures into shares of Common Stock.

(c)                                  Except as described herein, no distribution will be payable on Preferred Securities surrendered for conversion with respect to any Distribution Date subsequent to the date of conversion and neither the Trust nor the Debenture Issuer will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Distributions, whether or not in arrears, on Preferred Securities surrendered for conversion. If any Preferred Securities are surrendered for conversion between the period from 5:00 p.m., New York City time, on any record date through and including the related Distribution Date, the Preferred Securities surrendered for conversion must be accompanied by payment from the Holder in next day funds of an amount equal to the Distribution which the registered holder on such record date is to receive, and such registered holder shall be entitled to receive the Distribution payable on the subsequent Distribution Date on the portion of Preferred to be converted, notwithstanding the conversion thereof prior to such Distribution Date. The previous sentence shall not apply in the case of Preferred Securities called for redemption on a redemption date between a

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record date and a related Distribution Date and in the case of any Preferred Securities surrendered for conversion after such Preferred Securities have been called for redemption during an Extension Period as described in the next sentence. If notice of redemption of Preferred Securities is mailed or otherwise given to Holders, then, if any Holder converts any Preferred Securities into Common Stock on any date on or after the date on which such notice of redemption is mailed or otherwise given, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Distribution Date upon which such Extension Period ends, such converting Holder shall be entitled to receive either (i) if the date of such conversion falls after a record date and on or prior to the next succeeding Distribution Date, all accrued and unpaid Distributions on such Securities to such Distribution Date, or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid Distributions on such Securities to the most recent Distribution Date prior to the date of such conversion (even though no Distributions were paid on such date), which Distributions shall, in either such case, be paid to such converting Holder unless another Holder was the record owner of such Securities as of 5:00 p.m., New York City time on the record date for which such Distribution payment is made, in which case such Distribution payment shall be paid to such other Holder. Except as otherwise set forth above in this paragraph, in the case of any Security which is converted, Distributions (including Tax Original Issue Discount) which are payable after the date of conversion of such Preferred Security shall not be payable, and the Trust shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid Distributions (including Tax Original Issue Discount) on the Securities being converted, which shall be deemed to be paid in full through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares). If any Preferred Security called for redemption is converted, any money deposited with the Property Trustee or with any paying agent or so segregated and held in trust for the redemption of such Preferred Security shall (subject to any right of the Holder) be paid to the Trust upon a written request or, if then held by the Trust, shall be discharged from such trust. Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m., New York City time, on the Business Day on which the related Conversion Request and any other required deliverables were received (the “Conversion Date”) by the Conversion Agent from the Holder. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Debenture Issuer shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Conversion Request, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

(d)                                 Subject to any right of the Holder, the fair market value of the fixed number of shares of Common Stock into which the Preferred Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be treated as issued, to the extent thereof, (i) first, in exchange for accrued and unpaid Distributions

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(including Tax Original Issue Discount) on such Preferred Securities at the time of such conversion, and (ii) second, the balance, if any, of such fair market value of such Common Stock (and any cash payment) shall be treated as issued in exchange for the liquidation amount of the portion of Preferred Securities so converted.

(e)                                  Subject to the next succeeding sentence, no fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Debenture Issuer shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Preferred Securities or Debentures, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn shall make such payment, if any, to the Holder of the Debentures so converted. In the event that the Debenture Issuer shall have made a Net Share Settlement Election, a Holder otherwise entitled to a fractional share shall receive cash equal to the applicable portion of the arithmetic average of the volume weighted average price of the Common Stock for each of the ten consecutive Trading Days of the Conversion Reference Period.

(f)                                    In the event of the conversion of any Preferred Security in part only, a new Preferred Security or Preferred Securities for the unconverted portion thereof shall be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 7.10 of the Declaration.

(g)                                 In effecting the conversion transactions described in this paragraph 6, the Conversion Agent shall be acting as agent of the Holders of Preferred Securities (in the exchange of Preferred Securities for Debentures) and as agent of the Debenture holders (in the conversion of Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Preferred Securities for Debentures held by the Trust from time to time in connection with the conversion of such Preferred Securities in accordance with this paragraph 6 and the applicable provisions of the Indenture and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this paragraph 6 and the applicable provisions of the Indenture and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

(h)                                 Any certificates representing shares of Common Stock issuable upon exchange of the Preferred Securities for Debentures and conversion of such Debentures shall bear any legend required by Section 9.2 of the Declaration.

(i)                                     The Debenture Issuer shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Debentures then outstanding. Notwithstanding the foregoing, the Debenture Issuer shall be entitled to deliver upon conversion of Debentures, shares of Common Stock reacquired and held in the treasury of the Initial Purchaser of Common Securities (in lieu

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of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Property Trustee shall deliver the shares of Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes.

7.                                       Purchase Right Following Change In Control.

(a)                                  If a Change in Control occurs, each holder of a Preferred Security will have the right to exchange any or all of such Holder’s Preferred Securities for Debentures of a Like Amount and to simultaneously require the Debenture Issuer to repurchase such Debentures on the Repurchase Date (as defined in the Indenture) at a repurchase price in cash equal to 100% of the principal amount of the Debentures that have been exchanged for such Holder’s Preferred Securities, plus accrued and unpaid interest (including deferred interest and contingent interest, if any) on such Debentures to, but excluding, the Repurchase Date.

(b)                                 As promptly as practicable following the date the Debenture Issuer publicly announces such transaction but in no event less than 15 days prior to the anticipated effective date of a Change in Control, the Debenture Issuer must give notice to each Holder of a Preferred Security and the Property Trustee of the transaction that constitutes the Change in Control and of the resulting repurchase right, which notice must specify the Repurchase Date. To exercise the repurchase right, a Holder must deliver irrevocable written notice to the Debenture Issuer, the Trust and the Property Trustee of the Holder’s exercise of its repurchase right no later than the second Business Day prior to the Repurchase Date. Pursuant to the Holder’s notice to the Property Trustee, the Holder will direct the Property Trustee, in its capacity as exchange agent (the “Exchange Agent”) to exchange such Preferred Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Preferred Security per $50.00 principal amount of Debentures, and immediately exercise the right in respect of such Debentures to require the Debenture issuer to repurchase such Debentures on the Repurchase Date for cash at a purchase price of $50.00 plus accrued and unpaid interest to the Repurchase Date for each $50.00 principal amount of Debentures so tendered for repurchase.

(c)                                  In order to exercise the right to require the Debenture Issuer to repurchase the Holder’s Debentures following the exchange of Preferred Securities for Debentures, the Holder shall submit to the Exchange Agent at the office referred to above an irrevocable request to repurchase Preferred Securities on behalf of such Holder substantially in the form attached to Exhibit A-1 to the Declaration (the “Notice of Repurchase Election”), together, if the Preferred Securities are in certificated form, with such certificates. The Holder must furnish appropriate endorsements or transfer documents, if required by the Exchange Agent, and pay any transfer or similar tax, if required. The Trust shall not cause the repurchase of any Debentures except pursuant to such a Notice of Repurchase Election. The Notice of Repurchase Election shall (i) set forth the number of Preferred Securities to be repurchased and (ii) direct the Exchange

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Agent (a) to exchange such Preferred Securities for a portion of the Debentures held by the Trust having a principal amount equal to the Liquidation Amount of the Preferred Securities to be repurchased and (b) to immediately exercise the repurchase right with respect to such Debentures on behalf of such Holder. The Exchange Agent (if other than the Property Trustee) shall notify the Property Trustee of the Holder’s election to exchange Preferred Securities for a portion of the Debentures held by the Trust and the Property Trustee shall, upon receipt of such notice, deliver to the Exchange Agent the appropriate principal amount of Debentures for exchange in accordance with this paragraph 7. The Exchange Agent shall thereupon notify the Debenture Issuer of the Holder’s election to require the Debenture Issuer to repurchase such Debentures in accordance with the provisions of the Indenture.

(d)                                 In the event of the exercise of the repurchase right of any Preferred Security in part only, a new Preferred Security or Preferred Securities for the portion thereof in respect of which the repurchase right shall not have been exercised shall be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 7.10 of the Declaration.

(e)                                  In effecting the repurchase transactions described in this Paragraph 6, the Exchange Agent shall be acting as agent of the Holders of Preferred Securities (in the exchange of Preferred Securities for Debentures) and as agent of the Debenture holders (in the exercise of the repurchase right with respect to the Debentures), as the case may be, directing it to effect such repurchase transactions. The Exchange Agent is hereby authorized (i) to exchange Preferred Securities for Debentures held by the Trust from time to time in connection with the exercise of the repurchase right with respect to such Preferred Securities in accordance with this paragraph 7 and the applicable provisions of the Indenture and (ii) to exercise the repurchase right with respect to all or a portion of the Debentures and thereupon to deliver cash in accordance with the provisions of this paragraph 7 and the applicable provisions of the Indenture and to deliver to the Trust a new Debenture or Debentures for any principal amount of Debentures in respect of which the repurchase right shall not have been exercised.

(f)                                    The Debenture Issuer will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the Preferred Securities or the repurchase of the Debentures as a result of a Change in Control.

8.                                       Voting Rights-Preferred Securities.

(a)                                  Except as provided under paragraphs 8(b), 9(b) and 10 and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

(b)                                 So long as the Property Trustee holds any Debentures, the Trustees may not, without obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding Preferred Securities: (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or

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power conferred on the Debenture Trustee with respect to the Debentures; (ii) revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by subsequent vote of such Holders; (iii) waive any past default that is waivable under Section 5.07 of the Indenture; (iv) exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the Debentures; or (v) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required; provided, where a consent under the Indenture would require the consent of Holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the Holders of the percentage of that aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent; provided further, that if an event of default under the Indenture has occurred and is continuing, then holders of 25% of the aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest or other required payments on the Debentures due and payable.

In addition to obtaining the approvals of the Holders of the Preferred Securities, the Property Trustee shall be under no obligation to take any of the foregoing actions (except with respect to directing the time, method and place of conducting a proceeding for a remedy) unless the Property Trustee has obtained an Opinion of Counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for federal income tax purposes after taking the action into account and each Holder will be treated as owning an undivided beneficial interest in the Debentures. The Property Trustee shall notify each Holder of Preferred Securities of any written notice of default it receives with respect to the Debentures.

Any approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Debenture Issuer or any Affiliate of the Debenture Issuer shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

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9.                                       Voting Rights-Common Securities.

(a)                                  Except as provided otherwise under paragraphs 9(b), 9(c) and 10 or as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

(b)                                 Subject to the conditions set forth in Section 5.7 of the Declaration, unless an Event of Default shall have occurred and be continuing, any Trustee may be appointed or removed without cause at any time by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of Holders of the Common Securities. If an Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed only by the Holders of a Majority in liquidation amount of the Preferred Securities voting as a class. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Initial Purchaser of Common Securities as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

(c)                                  Unless an Event of Default shall have occurred and be continuing and so long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of all outstanding Common Securities; provided, however, that where a consent under the Indenture would require the consent of holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the holders of the percentage of that aggregate stated liquidation amount of the Common Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Common Securities of any written notice of default it receives with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Common Securities prior to taking any of the foregoing actions (except with respect to directing the time, method and place of conducting a proceeding for a remedy), the Property Trustee shall obtain, at the expense of the Initial Purchaser of Common Securities, an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes on account of such action and each holder will be treated as owning an undivided beneficial interest in the Debentures.

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If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or interest on the Debentures on the due date (or in the case of redemption, on the redemption date), then a Holder of Common Securities may institute a Direct Action for enforcement of payment to such Holder of the principal of or interest on a Like Amount of Debentures on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Common Securities Holder will be subordinated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Common Securities in such Direct Action. Except as provided in the second preceding sentence, the Holders of Common Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

10.                                 Pro Rata.

A reference in these terms of the Securities to any payment, distribution or treatment as being “Pro Rata” shall mean pro rata to each Holder according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Indenture has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities Pro Rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and, only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities Pro Rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

11.                                 Ranking.

The Trust will pay all Distributions, any Redemption Price, and any liquidation distribution to Holders of the Preferred Securities and Common Securities Pro Rata based on the liquidation amount of the Preferred Securities and Common Securities held. However, if on any

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Distribution Date or redemption date, or at the time of a liquidation distribution, the Debenture Issuer is in default under the Indenture, then the Trust will not pay any Distribution, Redemption Price, or liquidation distribution on the Common Securities. In that event, the Trust will make payments on the Common Securities only after making payment in full and in cash of all accumulated and unpaid distributions to Holders of the outstanding Preferred Securities for all distribution periods terminating on or prior thereto, and in the case of payment of the Redemption Price or a liquidation distribution, the full amount of the Redemption Price or liquidation distribution to holders of the outstanding Preferred Securities then called for redemption or liquidation.

In the case of any Event of Default, the holder of all of the Common Securities, will be deemed to have waived any right to act with respect to the Event of Default until the effect of the Event of Default has been cured or waived. Until any Event of Default has been cured or waived, the Property Trustee will act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

12.                                 Acceptance of Securities Guarantee and Indenture.

Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Securities Guarantee, including the subordination provisions therein and to the provisions of the Indenture.

13.                                 Other Rights of Holders of Preferred Securities.

If an Event of Default under the Indenture has occurred and is continuing, then Holders of 25% of the aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to declare the principal of and interest (including Contingent Interest, if any) or other required payments on the Debentures due and payable.

If the Property Trustee shall have failed to take a Legal Action under Section 3.8(e) of the Declaration, after any Holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of the Preferred Securities may, to the fullest extent permitted by law, take such Legal Action to enforce the rights of the Property Trustee under the Debentures; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay the principal of or Interest (as defined in the Indenture), on the Debentures on the date such principal or Interest is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or Interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a “Direct Action”) on or after the respective due date specified in the Debentures. Upon the occurrence of an Event of Default, the rights of the Holders of the Common Securities will be subordinated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

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14.                                 No Preemptive Rights.

The issuance of Preferred Securities and the issuance of Common Securities are not subject to preemptive or other similar rights. The Holders shall have no preemptive rights to subscribe for any additional securities.

15.                                 Miscellaneous.

These terms constitute a part of the Declaration.

The Initial Purchaser of Common Securities will provide a copy of the Declaration, the Securities Guarantee and/or the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Initial Purchaser of Common Securities at its principal place of business.

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EXHIBIT A-1

FORM OF 5.10% PREFERRED SECURITY CERTIFICATE

[FORM OF FACE OF SECURITY]

[Include the following Restricted Securities Legend on all Restricted Preferred Securities, including Global Preferred Securities.]

THIS SECURITY AND THE SHARES OF AFFILIATED MANAGERS GROUP, INC. COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF AFFILIATED MANAGERS GROUP, INC. COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AFFILIATED MANAGERS GROUP, INC. OR ANY AFFILIATE OF AFFILIATED MANAGERS GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AFFILIATED MANAGERS GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AFFILIATED MANAGERS GROUP, INC.’S, AND THE PROPERTY TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE PROPERTY TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES

A-1-1

THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[Include the following legend on all Preferred Securities certificates]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $49.50 PER $50.00 OF LIQUIDATION AMOUNT, THE ISSUE DATE IS APRIL 3, 2006 AND THE COMPARABLE YIELD IS 7.50% PER ANNUM.

U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO AFFILIATED MANAGERS GROUP, INC., 600 HALE STREET, PRIDES CROSSING, MASSACHUSETTS 01965, ATTN.: CHIEF FINANCIAL OFFICER.

BY ITS ACQUISITION OF THIS CERTIFICATE THE HOLDER REPRESENTS THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER SIMILAR RETIREMENT PLAN OR ARRANGEMENT, WHETHER OR NOT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (OR ANY SIMILAR LAWS OR REGULATIONS), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY SUCH PLANS AND ARRANGEMENTS (EACH, A “PLAN”) AND NO PART OF THE ASSETS TO BE USED BY THE HOLDER TO ACQUIRE AND/OR HOLD THIS CERTIFICATE OR ANY INTEREST THEREIN CONSTITUTES PLAN ASSETS OF ANY PLAN OR (II) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY OTHER APPLICABLE LAWS AND REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

[Include the following legend if the Preferred Security is in global form and The Depository Trust Company is the Depositary]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Certificate Number: R-1	Aggregate Liquidation
Amount: $291,000,000

CUSIP NO. 00169X 10 4

Certificate Evidencing 5.10% Preferred Securities

of

AMG Capital Trust I

5.10% Preferred Securities

(liquidation amount $50.00 per Preferred Security)

AMG Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that                              (the “Holder”) is the registered owner of [$                      in aggregate liquidation amount of Preferred Securities of the Trust](1) [$                     in aggregate liquidation amount of Preferred Securities of the Trust as may from time to time be revised as specified in Schedule A hereto](2)  representing undivided beneficial interests in the assets of the Trust designated the 5.10% Preferred Securities (liquidation amount $50.00 per Preferred Security) (the “Preferred Securities”). Subject to the Declaration (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of April 3, 2006, as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Initial Purchaser of Common Securities will provide a copy of the Declaration, the Guarantee Agreement and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Guarantee Agreement to the extent provided therein.

[The aggregate principal amount of the Preferred Security in global form represented hereby may from time to time be reduced to reflect conversions, repurchases or redemptions of a part of this Preferred Security in global form or cancellations of a part of this Preferred Security in global form, in each case, and in any such case, by means of notations on the Global Certificate Transfer Schedule on the last page hereof. Notwithstanding any provision of this

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Preferred Security to the contrary, conversions or redemptions of a part of this Preferred Security in global form and cancellations of a part of this Preferred Security in global form, may be effected without the surrendering of this Preferred Security in global form, provided that appropriate notations on the Global Certificate Transfer Schedule are made by the Property Trustee or the Clearing Agency at the direction of the Property Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate liquidation amount of this Preferred Security in a global form resulting therefrom or as a consequence thereof.] (2)

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

(1)  Insert in Certificated Preferred Securities Only

(2)   Insert in Global Preferred Securities Only

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IN WITNESS WHEREOF, the Trust has executed this certificate this 3rd day of April, 2006.

AMG Capital Trust I

By:	LaSalle Bank National Association
not in its individual capacity but solely
as Administrative Trustee

By:
Name:
Title:

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Certificate represents Preferred Securities referred to in the within-mentioned Declaration.

Dated:  April 3, 2006

LaSalle Bank National Association,
not in its individual capacity but solely
as Property Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF SECURITY]

Distributions payable on each Preferred Security will be fixed at a rate per annum of 5.10% (the “Coupon Rate”) of the liquidation amount of $50.00 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

Distributions on the Preferred Securities will be cumulative, will accumulate from the date of their original issuance and will be payable quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2006, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no event of default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest (other than Contingent Interest) by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an “Extension Period”), provided that no Extension Period shall end on a date other than an interest payment date for the Debentures or extend beyond the stated maturity date of the Debentures or any redemption date therefor. As a consequence of such deferral, Distributions (other than Contingent Distributions) will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest (other than Contingent Interest) by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, end on a date other than an interest payment date for the Debentures or extend beyond the stated maturity date of the Debentures or any redemption date therefor. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements. The payment of Contingent Interest may not, under any circumstances, be subject to an Extension Period.

The Trust shall pay Contingent Distributions on the terms and in the amounts specified in the Declaration and the Indenture.

Subject to conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Initial Purchaser of Common Securities, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

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The Preferred Securities shall be redeemable as provided in the Declaration.

The Preferred Securities shall be convertible into shares of Affiliated Managers Group, Inc. Common Stock in the manner and according to the terms set forth in the Declaration and the Indenture.

Holders of Preferred Securities will be entitled to the repurchase rights specified in the Declaration and the Indenture upon the occurrence of a Change in Control.

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CONVERSION REQUEST

To:                              LaSalle Bank National Association,
as Property Trustee of
AMG Capital Trust I

The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock (as such term is defined in the Indenture, dated as of April 3, 2006, between Affiliated Managers Group, Inc. and LaSalle Bank National Association, as Debenture Trustee (the “Indenture”)) in accordance with the terms of the Indenture and the Amended and Restated Declaration of Trust (as amended from time to time, the “Declaration”), dated as of April 3, 2006, by LaSalle Bank National Association, as Administrative Trustee, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee, Affiliated Managers Group, Inc., as Initial Purchaser of Common Securities and as Debenture Issuer, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Securities set forth as Annex I to the Declaration and the Indenture) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Securities set forth as Annex I to the Declaration and the Indenture).

The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration, the Indenture and the Preferred Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Preferred Securities and agrees to appoint the Conversion Agent for the purpose of effecting the conversion of the Preferred Securities into shares of Common Stock.

Date:

Number of Preferred Securities to be converted:

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If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

(Sign exactly as your name appears on the other side of this Preferred Security certificate) (for conversion of definitive Preferred Securities only)

Please print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.

Signature Guarantee*:

*                 Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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NOTICE OF REPURCHASE ELECTION

To:                              LaSalle Bank National Association,
as Property Trustee of
AMG Capital Trust I

The undersigned owner of these Preferred Securities, in connection with the occurrence of a Change in Control (as such term is defined in the Indenture, dated as of April 3, 2006, between Affiliated Managers Group, Inc. and LaSalle Bank National Association, as Debenture Trustee (the “Indenture”)) hereby irrevocably exercises the right to require the repurchase of these Preferred Securities, or the portion below designated, on the Repurchase Date in accordance with the terms of the Indenture and the Amended and Restated Declaration of Trust (as amended from time to time, the “Declaration”), dated as of April 3, 2006, by LaSalle Bank National Association, as Administrative Trustee, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee, Affiliated Managers Group, Inc., as Initial Purchaser of Common Securities and as Debenture Issuer, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned election to require repurchase of these Preferred Securities, the undersigned hereby directs the Exchange Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Securities set forth as Annex I to the Declaration and the Indenture) and (ii) immediately tender such Debentures on behalf of the undersigned, for repurchase by the Debenture Issuer at the Repurchase Price (as such term is defined in the Indenture) on the Repurchase Date (as such term is defined in the Indenture).

Date:

Number of Preferred Securities to be repurchased:

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(Sign exactly as your name appears on the other side of this Preferred Security certificate) (for conversion of definitive Preferred Securities only)

Please print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.

Signature Guarantee*:

*                                         Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee*:

*                 Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF RESTRICTED PREFERRED SECURITIES

This certificate relates to                    Preferred Securities held in (check applicable space)               book-entry or              definitive form by the undersigned.

(A)                              The undersigned has requested the Property Trustee by written order to exchange or register the transfer of a Preferred Security or Preferred Securities.

(B)                                The undersigned confirms that such Preferred Securities are being (check one box below):

(1)                                  ☐ transferred to Affiliated Managers Group, Inc. or a subsidiary thereof; or

(2)                                  ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)                                  ☐ transferred pursuant to an available exemption from the registration requirements of the Securities Act of 1933; or

(4)                                  ☐ transferred pursuant to an effective registration statement under the Securities Act.

Unless the box below is checked, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Affiliated Managers Group, Inc. as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

(5)                                  ☐ The transferee is an Affiliate of Affiliated Managers Group, Inc.

Unless one of the boxes (1) through (4) in (B) above is checked, the Property Trustee will refuse to register any of the Preferred Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, the Property Trustee may require, prior to registering any such transfer of the Preferred Securities such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

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Signature:

Signature Guarantee*:

Signature must be guaranteed Signature

Signature

*                                 Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Schedule A

Global Certificate Transfer Schedule

Changes to Liquidation Amount of Global Security

Date	Liquidation Amount of Securities by which this Global Security Is to Be Reduced or Increased	Remaining Liquidation Amount of the Global Security (following decrease or increase)

Schedule to be maintained by Property Trustee or Clearing Agency in cooperation with Property Trustee, as applicable.

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EXHIBIT A-2

FORM OF COMMON SECURITY CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH AFFILIATED MANAGERS GROUP, INC. OR ANY AFFILIATE OF AFFILIATED MANAGERS GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AFFILIATED MANAGERS GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AFFILIATED MANAGERS GROUP, INC.’S, AND THE PROPERTY TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE PROPERTY TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS COMMON SECURITY IS NOT TRANSFERABLE EXCEPT AS SET FORTH IN SECTION 9.1(b) OF THE AMENDED AND RESTATED DECLARATION OF TRUST OF

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AMG CAPITAL TRUST I, DATED AS OF APRIL 3, 2006, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $49.50 PER $50.00 OF LIQUIDATION AMOUNT, THE ISSUE DATE IS APRIL 3, 2006 AND THE COMPARABLE YIELD IS 7.50% PER ANNUM.

U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO AFFILIATED MANAGERS GROUP, INC., 600 HALE STREET, PRIDES CROSSING, MASSACHUSETTS 01965, ATTN.: CHIEF FINANCIAL OFFICER.

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Certificate Evidencing Common Securities

of

AMG Capital Trust I

5.10% Common Securities
(liquidation amount $50.00 per Common Security)

AMG Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that                                (the “Holder”) is the registered owner of 180,000 common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 5.10% Common Securities (liquidation amount $50.00 per Common Security) (the “Common Securities”). Subject to the limitations in Section 9.1(b) of the Declaration (as defined below), the Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of April 3, 2006, as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Initial Purchaser of Common Securities will provide a copy of the Declaration, the Guarantee Agreement and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Initial Purchaser of Common Securities at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder to the extent provided therein.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

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IN WITNESS WHEREOF, the Trust has executed this certificate this 3rd day of April, 2006.

AMG Capital Trust I

By:	LaSalle Bank National Association
not in its individual capacity but solely
as Administrative Trustee

By:
Name:
Title:

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[FORM OF REVERSE OF SECURITY]

Distributions payable on each Common Security will be fixed at a rate per annum of 5.10% (the “Coupon Rate”) of the liquidation amount of $50.00 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor.

Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance of the Common Securities and will be payable quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2006, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no event of default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an “Extension Period”), provided that no Extension Period shall end on a date other than an interest payment date for the Debentures or extend beyond the stated maturity date of the Debentures or any redemption date therefor. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, or end on a date other than an interest payment date for the Debentures or extend beyond the stated maturity date of the Debentures or any redemption date therefor. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

Subject to the conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Initial Purchaser of Common Securities, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

Under certain circumstances, the right of the holders of the Common Securities shall be subordinate to the rights of the holders of the Preferred Securities (as defined in the Declaration), as provided in the Declaration.

The Common Securities shall be redeemable as provided in the Declaration.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee*:

*                         Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-3

Projected Payment Schedule

Years 0-6		Years 7-12		Years 13-18		Years 19-24		Years 25-30
Period	Projected Payment Per Debenture	Period	Projected Payment Per Debenture	Period	Projected Payment Per Debenture	Period	Projected Payment Per Debenture	Period	Projected Payment Per Debenture
4/3/06 -7/15/06	0.72	4/15/12-7/15/12	0.64	4/15/18-7/15/18	0.64	4/15/24-7/15/24	0.70	4/15/30-7/15/30	0.72
7/15/06- 0/15/06	0.64	7/15/12-10/15/12	0.64	7/15/18-10/15/18	0.68	7/15/24-10/15/24	0.70	7/15/30-10/15/30	0.72
10/15/06-1/15/07	0.64	10/15/12-1/15/13	0.64	10/15/18-1/15/19	0.68	10/15/24-1/15/25	0.70	10/15/30-1/15/31	0.72
1/15/07-4/15/07	0.64	1/15/13-4/15/13	0.64	1/15/19-4/15/19	0.68	1/15/25-4/15/25	0.70	1/15/31-4/15/31	0.72
4/15/07-7/15/07	0.64	4/15/13-7/15/13	0.64	4/15/19-7/15/19	0.68	4/15/25-7/15/25	0.70	4/15/31-7/15/31	0.72
7/15/07-10/15/07	0.64	7/15/13-10/15/13	0.64	7/15/19-10/15/19	0.68	7/15/25-10/15/25	0.70	7/15/31-10/15/31	0.73
10/15/07-1/15/08	0.64	10/15/13-1/15/14	0.64	10/15/19-1/15/20	0.68	10/15/25-1/15/26	0.70	10/15/31-1/15/32	0.73
1/15/08-4/15/08	0.64	1/15/14-4/15/14	0.64	1/15/20-4/15/20	0.68	1/15/26-4/15/26	0.70	1/15/32-4/15/32	0.73
4/15/08-7/15/08	0.64	4/15/14-7/15/14	0.64	4/15/20-7/15/20	0.68	4/15/26-7/15/26	0.70	4/15/32-7/15/32	0.73
7/15/08-10/15/08	0.64	7/15/14-10/15/14	0.64	7/15/20-10/15/20	0.69	7/15/26-10/15/26	0.70	7/15/32-10/15/32	0.73
10/15/08-1/15/09	0.64	10/15/14-1/15/15	0.64	10/15/20-1/15/21	0.69	10/15/26-1/15/27	0.70	10/15/32-1/15/33	0.73
1/15/09-4/15/09	0.64	1/15/15-4/15/15	0.64	1/15/21-4/15/21	0.69	1/15/27-4/15/27	0.70	1/15/33-4/15/33	0.73
4/15/09-7/15/09	0.64	4/15/15-7/15/15	0.64	4/15/21-7/15/21	0.69	4/15/27-7/15/27	0.71	4/15/33-7/15/33	0.73
7/15/09-10/15/09	0.64	7/15/15-10/15/15	0.64	7/15/21-10/15/21	0.69	7/15/27-10/15/27	0.71	7/15/33-10/15/33	0.73
10/15/09-1/15/10	0.64	10/15/15-1/15/16	0.64	10/15/21-1/15/22	0.69	10/15/27-1/15/28	0.71	10/15/33-1/15/34	0.73
1/15/10-4/15/10	0.64	1/15/16-4/15/16	0.64	1/15/22-4/15/22	0.69	1/15/28-4/15/28	0.71	1/15/34-4/15/34	0.73
4/15/10-7/15/10	0.64	4/15/16-7/15/16	0.64	4/15/22-7/15/22	0.69	4/15/28-7/15/28	0.71	4/15/34-7/15/34	0.73
7/15/10-10/15/10	0.64	7/15/16-10/15/16	0.64	7/15/22-10/15/22	0.69	7/15/28-10/15/28	0.71	7/15/34-10/15/34	0.74
10/15/10-1/15/11	0.64	10/15/16-1/15/17	0.64	10/15/22-1/15/23	0.69	10/15/28-1/15/29	0.71	10/15/34-1/15/35	0.74
1/15/11-4/15/11	0.64	1/15/17-4/15/17	0.64	1/15/23-4/15/23	0.69	1/15/29-4/15/29	0.71	1/15/35-4/15/35	0.74
4-15/11-7/15/11	0.64	4/15/17-7/15/17	0.64	4/15/23-7/15/23	0.69	4/15/29-7/15/29	0.71	4/15/35-7/15/35	0.74
7/15/11-10/15/11	0.64	7/15/17-10/15/17	0.64	7/15/23-10/15/23	0.69	7/15/29-10/15/29	0.71	7/15/35-10/15/35	0.74
10/15/11-1/15/12	0.64	10/15/17-1/15/18	0.64	10/15/23-1/15-24	0.69	10/15/29-1/15/30	0.71	10/15/35-1/15/36	0.74
1/15/12-4/15/12	0.64	1/15/18-4/15/18	0.64	1/15/24-4/15/24	0.69	1/15/30-4/15/30	0.72	1/15/36-4/15/36	169.10

*                                         The comparable yield and the schedule of projected payments are determined on the basis of certain assumptions and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

A-3-1